                                                                    EXHIBIT 10.3

                                                          CONFIDENTIAL TREATMENT

                           AER ENERGY RESOURCES, INC.
                        LICENSE AND DEVELOPMENT AGREEMENT

               ACKNOWLEDGMENT REGARDING CONFIDENTIAL INFORMATION:

         AER Energy Resources, Inc. (the "Company") acknowledges that certain confidential information is contained throughout this License and Development Agreement and therefore such confidential information has been omitted from the copy filed with this Quarterly Report on Form 10-Q and an asterisk (*) has been inserted indicating such omission at the exact place in the Agreement where such confidential information has been omitted. A copy of this Agreement without any omission of confidential information has been filed separately with the Secretary of the Commission as an attachment to a request for confidentiality with respect to the omitted information.

                                                                    CONFIDENTIAL

                           AER ENERGY RESOURCES, INC.
                        LICENSE AND DEVELOPMENT AGREEMENT

AER Energy Resources, Inc.                           Rayovac Corporation
4600 Highlands Parkway                               601 Rayovac Drive
Suite G                                              Madison, Wisconsin 53711
Smyrna, Georgia 30082                                ("RAYOVAC")
("AER")

                              BACKGROUND STATEMENT

         AER is engaged in the design and manufacture of rechargeable and primary zinc-air cells and batteries and possesses certain technical information, knowledge, know-how, patents, experience and expertise related to the design and manufacture of those zinc-air cells and batteries, and also has developed a portfolio of patents and patent licenses related to zinc-air battery technology. RAYOVAC is a leading battery manufacturer and marketer and has developed, among other technologies, certain proprietary technology relating to the design and manufacture of zinc-air batteries and cells. AER and RAYOVAC wish to explore the possibilities for incorporating elements of AER's proprietary technology,[ * ], into RAYOVAC's proprietary zinc-air battery technology,[ * ]. To that end, the parties wish to undertake a design and development program to explore the feasibility of these products, and RAYOVAC wishes to obtain a license from AER to utilize AER's proprietary technology and patents in the design and manufacture of primary zinc-air batteries resulting from the parties' collaborative efforts.

                             STATEMENT OF AGREEMENT

         In consideration of the mutual agreements contained herein, AER and RAYOVAC agree as follows:

                             ARTICLE 1: DEFINITIONS

         "AER Common Stock" means the common stock, no par value, of AER.

[*]
---------------
* Confidential treatment

         "AER Stock Price" means the lesser of:

         (i) the average of the closing prices for AER Common Stock as reported on the OTCBB (or such national securities exchange or quotation system on which AER Common Stock is then listed or quoted) for the thirty (30) trading days ending on and including the trading day immediately prior to the Phase III Notice Date; or

         (ii) $1.50 per share of AER Common Stock, subject to appropriate adjustment in the event of a recapitalization, reclassification or reorganization (including stock splits, reverse stock splits, stock dividends, mergers, consolidations or otherwise).

         "AER Technology" means any and all Intellectual Property (including Patents that subsequently issue on any unpatented invention included with the AER Technology) owned or held by or licensed to AER or its Affiliates and in existence as of the Effective Date and related to zinc-air batteries[ * ], including but not limited to (i) the Patents set forth on Exhibit A attached hereto and incorporated herein by reference, and (ii) all of AER's rights to technology of Dreisbach Electromotive, Inc., and Michael Cheiky, pursuant to AER's license agreement with such persons.

         "Affiliate" means, with respect to a specified Person, another Person that controls, is controlled by, or is under common control with, the specified Person. The word "control" means ownership of 50% or more of the voting securities of a Person or the ability otherwise to direct the management and policies of the Person.

         "Agreement" means this License and Development Agreement, as it may be amended from time to time.

         "Air Manager" means AER's proprietary system (which is included within the AER Technology) for controlling the exposure of a zinc-air battery cell or cells to the changing ambient air conditions encountered during the useful life of the cell or cells. Components of an Air Manager include but are not limited to air movement devices, isolation tubes, battery cases, electrical control circuits and air isolation passageways.

         "Air Manager Design Guide" means the design guide prepared by AER to facilitate the translation of AER Technology into battery products, as updated from time to time. RAYOVAC acknowledges that AER considers the information contained in the Air Manager Design Guide, as updated from time to time, to be Trade Secret information for purposes of this Agreement (provided that to the extent that such Air Manager Design Guide embodies any Program Technology, all Intellectual Property Rights in such Program Technology shall continue to be owned by RAYOVAC).

[*]

---------------
* Confidential treatment

         "Consumer Aftermarket" means the market for replacement batteries or cells to power consumer electronic products, where sales are made for ultimate purchase by end-user consumers. "Consumer Aftermarket" shall not include the sale of batteries or cells directly to manufacturers for inclusion with consumer products.

         "Design Study" means that preliminary study completed by RAYOVAC and AER on or about February 28, 2001, pursuant to the Letter Agreement.

         "Development Plan" is defined in Section 2.2.

         "Development Program" is defined in Section 2.

         "Device OEM" means a manufacturer of electronic devices that use one or more batteries or cells.

[*]

         "Effective Date" means January 15, 2001, which is the date on which the parties began working together on the Design Study.

[*]

         "Intellectual Property" means any and all tangible and intangible domestic and international (i) works of authorship, including copyrights, moral rights, and mask works; (ii) trademarks, service marks, trade names, inventions, logos, slogans and domain names; (iii) Trade Secrets and confidential information; (iv) Patents; (v) all other proprietary property (of every kind and nature throughout the world and however designated), whether arising by operation of law, contract, license, or otherwise; and (vi) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues of the foregoing now or hereafter in force.

         "Intellectual Property Rights" means any and all rights in and to Intellectual Property.

         "Joint Inventions" means inventions, discoveries and improvements and the related Patents and other Intellectual Property conceived by two or more inventors at least one of which is employed by RAYOVAC and at least one of which is employed by AER and which would be owned by both RAYOVAC and AER absent the provisions of this Agreement.

         "Letter Agreement" means that letter agreement dated February 15, 2001 related to the commencement of the Design Study.

         "Licensor Improvement" means any and all Intellectual Property owned or held by or licensed to AER or its Affiliates that comes into existence on or after the Effective Date, including any advance, refinement, improvement or other enhancement for or with respect to the AER Technology, without regard to whether such advance, refinement, improvement or other

---------------
* Confidential treatment
enhancement is or may be patentable or subject to a Patent or Patents or is or may be a Trade Secret, except Intellectual Property as to which AER does not have the ability to license to RAYOVAC. The term "Licensor Improvement" shall not include any Program Technology.

         "Net Sales Value" means the gross selling price of a [*] when sold by RAYOVAC or its Affiliates to a third party, less the following: accepted customer returns and breakage for which RAYOVAC or its Sublicensee or Affiliate gives credit to its customers, excise or other sales taxes which RAYOVAC or its Sublicensee or Affiliate has to pay or absorb, customs duties and consular fees, transportation and insurance charges and packaging paid by RAYOVAC related to delivery of finished products, sales commissions paid to independent representatives, and any other commercially acceptable promotional, quantity, trade or cash discounts or rebates. If RAYOVAC or its Affiliates sells any [*] together with another product sold by RAYOVAC or its Affiliates, the gross selling price of the [*]shall be deemed to be the prevailing gross sales price of that [*]if sold separately to that particular buyer.

         "Patents" means patents and patent applications including any legally enforceable patent rights which may issue on such applications in any country of the world. For purposes of this Agreement, a device is "covered" by a Patent when a particular manufacture, use, sale or offer for sale of the device gives rise to any kind of infringement liability.

         "Person" means any natural person, corporation, company, partnership, limited partnership, limited liability company, firm, association, trust, government, governmental agency, or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Phase III Notice Date" means the date determined pursuant to Section
2.3 below, pursuant to which RAYOVAC's election to commence commercial production and sale of [*]or to terminate the Development Program and this Agreement will be determined.

         "Program Technology" means Intellectual Property, including without limitation Joint Inventions, developed under the Design Study or the Development Program or which result from work conducted under the Design Study or Development Program, and that are conceived or reduced to practice by AER or RAYOVAC or both (or their respective Affiliates) during the duration of the Design Study and the Development Program or within six months following termination of the Design Study or the Development Program if a result of the work conducted under the Design Study or the Development Program; provided, however, that "Program Technology" shall not include any RAYOVAC Excluded Technology.

         "RAYOVAC Battery" means, at any given time, any primary
(non-rechargeable) zinc air battery or cell that is generally commercially available at such time, and is manufactured by or for RAYOVAC or marketed under the RAYOVAC brand name.

---------------
* Confidential treatment

         [*]

         "RAYOVAC Excluded Technology" shall mean any and all existing and future Intellectual Property owned or held by or licensed to RAYOVAC or its Affiliates that relates to zinc-air battery cells (including without limitation battery chemistry and manufacture of zinc-air battery cells, but excluding the [*] and interfaces with the AER Air Manager), and which is not derived from or based upon any AER Technology or any Licensor Improvement.

[*]
[*]
[*]
[*]

[*]

         "Sublicense" means any agreement by RAYOVAC or AER, as appropriate, with a Person, which grants to such Person the right to practice, subject to the terms of this Agreement, all or part of the rights already owned by or already licensed to RAYOVAC or AER.

         "Sublicensee" means the recipient of a Sublicense.

         "Territory" means North America and Europe.

         "Trade Secret" means any information (including technical or nontechnical data, and any formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, or list of actual or potential customers or suppliers) which:

         (i) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and

         (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

                 ARTICLE 2: DEVELOPMENT PROGRAM; STOCK PURCHASE

         2.1. Stock Purchase. Within five (5) business days following the satisfaction of the condition set forth in Section 10.16:

---------------
* Confidential treatment

                  (a) RAYOVAC shall purchase from AER, and AER shall issue and sell to RAYOVAC, 656,858 shares of AER Common Stock for a cash purchase price of $250,000 to be paid to AER by wire transfer to an account specified by AER. AER shall deliver to RAYOVAC certificate(s) representing the AER Common Stock to be purchased by RAYOVAC pursuant to this Section 2.1(a), in such form as shall vest RAYOVAC with good and valid title to and record and beneficial ownership of such shares, against payment of the purchase price therefor by RAYOVAC, by check or wire transfer payable to AER.

                  (b) AER agrees to issue to RAYOVAC a duly executed and authorized warrant, in substantially the form set forth in Exhibit D, attached hereto and incorporated herein by reference, to purchase 218,953 shares of AER Common Stock for a per share exercise price of $0.4567 ("Warrant I"). Warrant I shall immediately vest upon issuance and be exercisable by RAYOVAC at anytime prior to the fourth annual anniversary of the date of issuance.

                  (c) RAYOVAC shall deliver to AER $250,000 in cash in exchange for a duly executed and authorized convertible promissory note, substantially in the form attached hereto as Exhibit I (the "Note"). The Note shall be convertible into the number of shares of AER Common Stock (rounded to the nearest whole share) equal to the outstanding principal under the Note at the time of conversion divided by the AER Stock Price. The Note will automatically convert into AER Common Stock on the Phase III Notice Date.

         2.2.     Development Program Parameters.

                  (a) RAYOVAC and AER shall conduct a development program to determine he feasibility of commercial production of [*] (the "Development Program"). [*] The Development Program will be performed at AER's facility in Smyrna, Georgia, or at another mutually acceptable location.

                  (b) At its own expense, AER has developed, and RAYOVAC has approved a plan for the Development Program (the "Development Plan"). The Development Plan includes details with respect to: (i) each party's respective roles and obligations for each Sub-phase of the Development Program; (ii) estimated cost budget for the Development Program; and (iii) a timetable for the completion of AER's obligations under each Sub-phase of the Development Plan. Any material substantive changes, including additions, deletions or modifications, to the Development Plan must be made in writing and approved in advance by RAYOVAC. RAYOVAC shall reasonably cooperate with AER in the creation of mutually acceptable program goals and operating procedures with respect to the Development Plan.

                  (c) At its own respective expense, each party shall perform the specific obligations set forth and assigned to it in the Development Plan and in accordance with the completion schedule for such obligations also set forth in the Development Plan.

---------------
* Confidential treatment

         Notwithstanding the foregoing, the parties contemplate that AER will not be required to incur more than $250,000 in costs, including overhead (determined in a manner consistent with the methodology reflected in the Development Plan) in connection with its obligations under the Development Program as specified in the Development Plan. AER will keep RAYOVAC informed in a timely manner and on a regular basis as to AER's costs related to the Development Program so that the parties can manage and, as necessary, modify AER's obligations under the Development Program so that its costs do not exceed $250,000.

[*]

         2.3. Completion of Development Program. At such time when the parties mutually agree that the obligations in the Development Plan have been fulfilled with respect to each Sub-phase, or at such earlier date as RAYOVAC may in its sole discretion determine, RAYOVAC will give written notice to AER (the "Phase III Notice") of its election either to commence the commercial production of [*] or to terminate the Development Program and this Agreement. If AER has not received such notice within ten (10) days after all obligations of the parties in the Development Plan for Sub-phase C have been completed or RAYOVAC has terminated the Development Program, or if AER in good faith has determined that RAYOVAC has ceased any significant activity as to the Development Program for a period in excess of sixty (60) days, AER may at its election give written notice to RAYOVAC requesting RAYOVAC to submit the Phase III Notice to AER. RAYOVAC shall thereafter have thirty (30) days in which to resume activity on the Development Program and notify AER of its resumption or continuation of activity on the Development Program. If RAYOVAC fails to so notify AER of RAYOVAC's resumption or continuation of activity on the Development Program within thirty (30) days after receipt of such notice from AER, or if RAYOVAC fails to deliver the Phase III Notice within thirty-five (35) days following such notice from AER, then RAYOVAC shall be deemed to have elected to commence the commercial production of [*], and the date that such notice from AER is received by RAYOVAC will be deemed to be the Phase III Notice Date for purposes of determining the AER Stock Price.

         2.4. Election to Commence Production. Within ten (10) business days following RAYOVAC's written election, or deemed election, pursuant to the Phase III Notice, to commence the commercial production of [*]:

                  (a) RAYOVAC shall purchase, and AER shall issue and sell to RAYOVAC, the number of shares of AER Common Stock equal to $500,000, or such greater amount as the parties may mutually agree, divided by the AER Stock Price (rounded to the nearest whole share). AER shall deliver to RAYOVAC certificate(s) representing the AER Common Stock to be purchased by RAYOVAC pursuant to this Section 2.4(a), in such form as shall vest RAYOVAC with good and valid title to and record and beneficial ownership of such shares, against payment of the purchase price therefor by RAYOVAC,

---------------
* Confidential treatment
         by check or wire transfer payable to AER.

                  (b) AER agrees to issue to RAYOVAC a duly executed and authorized warrant, in substantially the form attached hereto as Exhibit D, to purchase a number of shares of AER Common Stock having a value of $200,000 (rounded to the nearest whole share) based upon a per share exercise price equal to 120% of the AER Stock Price ("Warrant II" and together with Warrant I, the "Warrants"). Warrant II shall immediately vest upon issuance and be exercisable at anytime prior to the third annual anniversary of the date of issuance.

                  (c) RAYOVAC agrees to deliver to AER a refundable cash deposit in the amount of $500,000, as a pre-payment of the royalty fees that may become due and payable to AER pursuant to Article 4 below. Such amount shall be credited to RAYOVAC or retained by AER as specified in Section 4.1(d).

         2.5.     Other Financial Rights and Obligations.

                  (a) Use of Proceeds. AER acknowledges and agrees that the $250,000 payable by RAYOVAC pursuant to Section 2.1(c), shall be used only for funding working capital needs related to the Development Program.

                  (b) Registration Rights. RAYOVAC shall have and be entitled to exercise the following registration rights with respect to any shares of AER Common Stock issued to RAYOVAC pursuant to this Agreement (including upon the exercise of the Warrants or upon the conversion of the Note) from the date of this Agreement through the date that is eight (8) years hereafter:

                           (i) RAYOVAC shall be entitled to "piggy-back" registration rights on all registrations of AER Common Stock (other than registrations on Form S-4 or S-8), subject to the right, however, of AER and its underwriters to reduce or eliminate the total number of piggyback shares proposed to be registered pro rata (as to such shares to be sold by RAYOVAC as well as other holders of piggyback registration rights) in view of market conditions.

                           (ii)     RAYOVAC shall be entitled to demand
                  registration on Form S-3 (or other short-form registration statement) if (A) this Agreement is terminated by RAYOVAC pursuant to Section 9.2(a), or (B) RAYOVAC or any of its Affiliates that beneficially owns shares of AER Common Stock issued pursuant to this Agreement (or upon exercise of the Warrants or upon conversion of the Note) is prohibited from selling all of their AER Common Stock issued pursuant to this Agreement (or upon exercise of the Warrants or upon conversion of the Note) within three (3) months in compliance with Rule 144 promulgated under the Securities Act.

                           (iii)    If Form S-3 (or other short-form
                  registration statement) is not available, RAYOVAC shall be entitled to demand registrations on Form S-1 (or any similar long-form registration statement). AER shall be obligated to effect only one (1) such demand registration if the registration is on Form S-1, and only if the proposed aggregate selling price in any such offering is at least $2,000,000; and AER shall be obligated to effect not more than three (3) such demand registrations if the registration is on Form S-3, without any limitation as to the proposed aggregate selling price in any such offering.

                           (iv) AER agrees to execute and deliver, or cause to be executed and delivered, and take, or cause to be taken, such further actions, as RAYOVAC may reasonably request, as being necessary or advisable to effect or evidence the registration rights contemplated by this Section 2.5(b). AER shall bear all registration expenses of piggy-back registrations pursuant to Section 2.5(b)(i) (other than expenses incurred directly by RAYOVAC, such as out-of-pocket fees of attorneys and financial advisors). RAYOVAC shall bear all registration expenses of the demand registration rights granted in Sections 2.5(b)(ii) and 2.5(b)(iii), including AER's out-of-pocket costs and the fully-loaded cost of personnel time associated with any such demand registrations. RAYOVAC shall cooperate as reasonably requested by AER in connection with any such demand or piggyback registration, including signing a customary underwriting agreement if required in connection with an underwritten offering, and furnishing to AER in writing all such information reasonably requested by AER.

                           (v)      Notwithstanding anything to the contrary in
                  Section 2.5(b)(ii) or (iii), AER shall have the right to defer the initial filing or request for acceleration of effectiveness of any registration pursuant to Section 2.5(b)(ii) or (iii) after effectiveness, to suspend effectiveness of any such registration statement or to require holders to suspend further sales pending amendment (each a "Delay") if, in the reasonable good faith judgment of the Board of Directors of AER and upon the advice of counsel to AER, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness or suspension of sales is necessary (A) in light of the existence of material non-public information (financial or otherwise) concerning AER disclosure of which at the time is not, in the opinion of the Board of Directors of AER and upon the advice of counsel, (1) otherwise required and (2) in the best interests of AER or (B) because the filing of such registration statement might interfere with or adversely affect the negotiation or completion of any transaction that is being contemplated by AER (whether or not a final decision has been made to undertake such transaction) at the time the right to Delay is exercised; provided, however that AER will not invoke such a Delay for more than three (3) months, unless the reason for the Delay is that AER is then engaged in an acquisition, in which case it will use its best efforts to end the Delay as soon as possible and provided, further that AER will not invoke Delays for more than an aggregate of six (6) months in any calendar year.

                  (c) Reservation of AER Common Stock. AER shall at all times reserve and keep available out of its authorized but unissued shares of AER Common Stock, solely for the purpose of issuance upon exercise of the Warrants and conversion of the Note, such number of shares of AER Common Stock issuable upon exercise of all outstanding Warrants and upon conversion of the Note. All shares of AER Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, claims, encumbrances and charges, and will not be subject to any preemptive right, co-sale right, registration right (other than the registration rights set forth in this Agreement), right of first refusal or other similar right. AER shall take all such actions as may be necessary to assure that all such shares of AER Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any securities exchange, quotation system or bulletin board upon which shares of AER Common Stock may be listed or quoted.

                  (d) Assignment of Government Contract. RAYOVAC agrees to use reasonable commercial efforts to assign or subcontract a portion of the ManTech government contract, if awarded to RAYOVAC, and subject to AER's agreement to the terms of such assignment or subcontract, such that the lesser of (i) $500,000 or (ii) 33% of the contract value of such government contract is so assigned or subcontracted to AER.

         2.6.     RAYOVAC's Full Ownership of Program Technology/Equipment.

                  (a) Ownership. RAYOVAC is and shall be the owner of, and own all right, title and interest in and to (i) all Program Technology, and (ii) all designs, processes and specifications for all tooling and equipment developed during both the Design Study and the Development Program, and during any interim period ("Equipment Tooling"). To the extent that AER owns any right, title or interest in any of the Program Technology or Equipment Tooling, AER hereby sells, assigns and conveys all such right, title and interest, immediately and irrevocably, to RAYOVAC. Any Patent applications relating to designs, processes or other inventions included within the Program Technology or Equipment Tooling shall be filed in the names of the inventors, and AER and RAYOVAC agree to cause such Patent applications to be promptly assigned to RAYOVAC, and any filing fees and related expenses shall be paid by RAYOVAC.

                  (b) AER Assistance. AER shall reasonably cooperate with RAYOVAC at its own cost and expense to provide appropriate information and assistance in connection with the preparation and prosecution of any applications for Patents arising under the Program Technology and Equipment Tooling. In addition, AER shall reasonably cooperate with RAYOVAC to provide appropriate information and assistance in connection with the protection of all rights under any such Patent applications at its own expense; provided, however, that if the assistance requested of AER in connection with such protection is related to a claim or action brought by or against a third party with respect to the Program Technology or Equipment Tooling, then RAYOVAC shall (i) reimburse AER's expenses incurred in providing the assistance, and (ii) reasonably compensate AER for employee time spent in connection with such assistance.

         2.7. Status of Representatives of Each Party. Each of RAYOVAC and AER is an independent contractor with respect to the other. Neither party shall have any authority to bind the other party unless expressly agreed in writing. Nothing in this Agreement shall be construed to create a partnership, agency or employer-employee relationship between the parties, and in no event shall RAYOVAC and AER be deemed joint employers. Neither party shall be responsible for the compensation, payroll-related taxes, worker's compensation, accident and health insurance or other benefits of employees of the other party, who shall assume all responsibility therefor.

                         ARTICLE 3: TECHNOLOGY LICENSES

         3.1.     License of AER Technology to RAYOVAC.

                  (a) Subject to the terms and conditions of this Agreement, AER hereby grants to RAYOVAC and those RAYOVAC Affiliates listed on Exhibit E attached hereto and incorporated herein by reference, as may be amended from time to time by RAYOVAC (which are the Affiliates of RAYOVAC that will be utilizing the AER Technology), a non-exclusive, worldwide, royalty-bearing, right and license:

                           (i) under the unexpired Patents included in AER Technology, to make, have made, use, distribute, sell, offer to sell and import [*] covered by one or more such Patents; and

                           (ii) under the Intellectual Property Rights, other than Patents, included in the AER Technology, to make, have made, use, distribute, sell, offer to sell and import [*] covered by AER Technology but not covered by any unexpired Patents included in AER Technology.

                  (b)      [*]

                  (c) RAYOVAC shall have no right to grant any Sublicenses except with AER's prior written consent, which may be granted or withheld by AER in its complete and sole discretion. RAYOVAC shall cause each of its Affiliates listed on Exhibit E to comply with the terms and conditions of this Agreement; provided that as among RAYOVAC and its Affiliates, RAYOVAC shall administer this Agreement and shall be responsible for remitting payments due to AER hereunder, whether such payments are attributable to RAYOVAC or one or more of its Affiliates. RAYOVAC shall promptly inform AER in writing as to any change in, or addition to, the Affiliates utilizing the AER Technology. AER will execute such additional documents confirming the foregoing license and sublicensing rights of RAYOVAC as RAYOVAC may reasonably request.

         3.2.     Restrictions on AER's Right to License AER Technology.

[*]

         3.3.     Legends.

                  (a) RAYOVAC shall clearly label, in a manner approved by AER, all

---------------
* Confidential treatment

         [*] sold by it with a legend including substantially the following language:

                                    AER Energy U.S. Pat. 5919582

                  (b) RAYOVAC shall clearly label, in a manner approved by AER, the packaging for all [*] sold by it with a legend including substantially the following language:

                                    Manufactured under the following patent
                                    licenses from AER Energy: U.S. Patent Nos.
                                    5,691,074 and 5,919,582; European Patent No.
                                    0860032; and Japanese Patent No. 3051455.

                  (c) RAYOVAC shall mark [*]sold by it containing technology licensed under this Agreement pursuant to Section 3.1(a)(ii), but not covered by any AER Patent and thus not licensed pursuant to Section 3.1(a)(i), with a legend including substantially the following language:

                                    Under license from AER Energy

                  (d) AER may from time to time in its reasonable discretion request that modifications to the legends in Sections 3.3(a), 3.3(b), and 3.3(c) be implemented upon written notice to RAYOVAC, provided that RAYOVAC shall have the absolute right to sell down or otherwise use all [*] (and packaging therefor) produced prior to the implementation of such legend modifications.

                  (e) RAYOVAC shall include with all [*] an agreement between AER and the purchaser, in substantially the terms of Form A or Form B of Exhibit F attached hereto. RAYOVAC will place such agreement on or in the product package that must be opened to access the product.

         3.4.     License of Program Technology to AER.

                  (a)      [*]

                  (b)      [*]

                           (i)      [*]

---------------
* Confidential treatment

                           (ii)     [*]

                           (iii)    [*]

                           (iv)     [*]

                  (c) RAYOVAC and AER each shall execute such additional documents confirming the foregoing license and Sublicense rights of AER as the other party may reasonably request. The foregoing Sublicense rights are conditioned further upon AER's indemnification obligations with respect to Sublicensees in Section 6.4.

         3.5.     Licensor Improvements; [*].

                  (a) AER shall promptly inform RAYOVAC of all Licensor Improvements, and AER shall disclose in writing to RAYOVAC all technical information embodying such Licensor Improvements.

                  (b) AER shall offer RAYOVAC rights to Licensor Improvements as follows:

                           (i) As to any Licensor Improvement that relates to [*] (including Air Manager technology) and as to which AER has granted or proposes to grant a non-exclusive license to any third party, AER will offer RAYOVAC the right to license such Licensor Improvement on terms no less favorable than the most favorable terms under which any third party licenses such Licensor Improvement from AER during the term of this Agreement.

                           (ii) As to any Licensor Improvement that relates to [*] (including Air Manager technology) and as to which AER proposes to license such Licensor Improvement on an exclusive basis to a third party, AER shall offer RAYOVAC the opportunity to negotiate for itself the terms of an exclusive license with AER with respect to such Licensor Improvement. AER will in good faith discuss the terms of an exclusive license with RAYOVAC over the course of a term not to exceed 30 days prior to entering into an exclusive licensing arrangement with a third party. The parties acknowledge that AER shall be free to continue discussions with the prospective third party licensee during such 30-day period.

                           (iii) As to any Licensor Improvement that does not relate to Air Manager technology, RAYOVAC shall be entitled only to such license rights as may be agreed upon by RAYOVAC and AER.

---------------
* Confidential treatment

                  (c)      [*]

         3.6. Technical Assistance. Each of AER and RAYOVAC shall offer to provide continuing consultation and advice to the other party following the Development Program from time to time as requested by such other party. Any consulting services to be provided by AER or RAYOVAC personnel pursuant to this
Section 3.6 shall be provided on an hourly basis at AER's or RAYOVAC's (as the case may be) then-prevailing standard hourly rates (presently $100 for engineers, $150 for managers and $200 for officers). The recipient party shall pay for coach class airfare for U.S. domestic travel (business class for international travel), hotel, meals, and other out-of-pocket expenditures incurred by the consultant party's personnel in providing the services contemplated by this Section 3.6.

                              ARTICLE 4: ROYALTIES

         4.1.     Running Royalty Amounts; Minimum Sales.

                  (a) RAYOVAC shall pay to AER a running royalty at the rate set forth in Section 1 of Exhibit G on Net Sales Value of any [*] covered by one or more valid and unexpired Patents included in AER Technology sold by RAYOVAC or an Affiliate of RAYOVAC. As set forth in
         Section 2.4(c), RAYOVAC will deposit with AER $500,000 as a prepayment of royalty fees to be paid under this Article 4. Notwithstanding anything else in this Section 4.1, royalty payments due and payable hereunder shall first be credited against the prepaid amount of $500,000.

                  (b) Royalty payments shall be made to AER on a calendar quarterly basis for sales made during the previous quarter and shall be paid to AER no later than 30 days following the end of such quarter. If, for any 12 month period during the period commencing October 1, 2004, and ending September 30, 2007, the Net Sales Value for the applicable period as set forth on Exhibit G exceeds actual Net Sales Value for such year and RAYOVAC does not pay AER the difference between the royalties paid for the applicable period and the royalties that would be due had the Net Sales Value set forth in Exhibit G for the applicable period been met, then (i) the restrictions set forth in
         Section 3.2 shall no longer apply, and (ii) the royalty rate pursuant to Section 4.1(a) for the period from July 20, 2004 to September 30, 2007, shall be increased from 6% to 8%, commencing with the year in which minimum Net Sales Value was not met (and royalties with respect to such year shall be computed retroactively and paid based upon a royalty rate of 8%).

                  (c) Notwithstanding the foregoing, a uniform royalty rate of three percent (3%) of Net Sales Value shall apply during the Term for so long as a competitor to RAYOVAC offers for sale in the Territory any [*] that is competitive with a [*] sold by RAYOVAC and licensed pursuant to this Agreement, provided that (i) such royalty

---------------
* Confidential treatment
         reduction will only continue for so long as such competitor is selling competitive products, and will only apply to those RAYOVAC products that compete with such competitive products; (ii) such competitive products utilize a zinc-air battery including an air management system that offers substantially comparable or superior performance to the affected RAYOVAC products and in a substantially similar configuration; and (iii) such competitive products do not use any Patents included in the AER Technology or the Program Technology.

                  (d) Should RAYOVAC not have incurred royalty obligations of $500,000 as of December 31, 2005, AER shall promptly refund to RAYOVAC the amount of $500,000 less the amount of royalty obligations incurred prior to such date. AER shall additionally refund such amount, less any royalty obligations incurred, in the event that this Agreement is terminated for any reason other than termination by AER pursuant to
         Section 9.2(a), in which event no such amount shall be refundable to RAYOVAC.

                  (e) To the extent that, after the date of this Agreement, AER licenses any other Person to distribute, sell, offer to sell or import [*] in the Territory for sale in the Consumer Aftermarket, AER will offer RAYOVAC the right to license the AER Technology on terms no less favorable than the most favorable terms under which any third party licenses such AER Technology to distribute, sell, offer to sell or import [*] in the Consumer Aftermarket in the Territory.

         4.2. Payments in U.S. Dollars. All payments to be made to AER hereunder shall be made in United States dollars via bank wire transfer to an account specified by AER, or via such other method as AER may approve in writing.

         4.3. Recordkeeping; Inspection. Accurate books of account shall be kept by RAYOVAC and shall be open for three years following the close of the calendar year to which they pertain. At AER's written request, such records shall be inspected and reviewed for accuracy by AER or its representative(s) at AER's cost and expense. Such inspection and review shall take place no more than once each year, provided that if any such inspection reveals one or more errors resulting in an understatement of Net Sales Value of $25,000 or more, AER shall be permitted to conduct the inspection and review contemplated by this Section
4.3 twice for each of the next two (2) years, and RAYOVAC shall pay AER's costs and expenses (including professional fees) of one such inspection and review during each of the two (2) succeeding years. Prompt adjustment shall be made to the proper party to compensate for any errors or omissions disclosed by such inspection and review.

         4.4. Written Report. Each payment of royalties shall be accompanied by a written report signed by an officer of RAYOVAC, in a form reasonably acceptable to AER, showing a computation thereof, including without limitation the following:

---------------
* Confidential treatment

                  (a) the number of [*] by model number, product name or other readily identifiable product designation that were sold to or otherwise transferred to any customer of RAYOVAC during the calendar quarter, or that were used by RAYOVAC or its Affiliates and included in the definition of Net Sales Value, and the country of location of the customers to which they were sold;

                  (b) the gross selling prices attributable to such products and the royalties payable thereon and detailing the deductions from the gross selling prices in computing the Net Sales Value attributable thereto;

                  (c) as to any sales made through channels, the country in which the products are sold by the last reseller to end-users (to the extent that RAYOVAC can determine such information using reasonable efforts); and

                  (d) the method of converting local currency to U.S. dollars and the conversion rate used (if applicable).

RAYOVAC shall furnish whatever additional information AER may reasonably request from time to time to enable AER to ascertain which products of RAYOVAC are subject to payment of royalties hereunder, and the amount of royalties payable thereon.

                   ARTICLE 5: REPRESENTATIONS AND WARRANTIES

         5.1. AER Technology; Licensor Improvements. AER represents and warrants that, to the best of its present knowledge and belief, it possesses all right, title and interest in and to the AER Technology necessary to grant the licenses to the same set forth in this Agreement, free and clear of any lien, encumbrance, security interest, restriction or limitation. Other than the [*], AER has not as of the execution date of this Agreement entered into any enforceable agreement (excluding non-binding expressions of interest or non-binding letters of intent) or granted any Intellectual Property Rights whatsoever relating to the AER Technology, AER Excluded Technology, and/or Licensor Improvements.

         5.2. No Known Claims Against AER Technology. AER represents and warrants to RAYOVAC that, as of the date of execution of this Agreement: (i) to the best of AER's present knowledge and belief, there are no pending or threatened claims that the AER Technology violates the Intellectual Property Rights of any Person, or that call into question AER's rights to license to RAYOVAC the AER Technology pursuant to this Agreement; (ii) AER is neither seeking, nor actively considering seeking, to obtain a license or use right under any specific Patent by reason of the potential infringement of such Patent by use of the AER Technology; and (iii) AER is not aware of any facts that indicate a likelihood of any of the foregoing. Except as provided in Sections
5.1 and 5.2, AER makes no representations or warranties with respect to the AER Technology or with respect to any [*] or its subsequent manufacture, including without

---------------
* Confidential treatment
limitation, any representation or warranty regarding their operability, safety, functional effectiveness, or marketability, or with respect to the freedom from infringement of the Patents of others.

         5.3. Investment Representation. RAYOVAC represents and warrants to AER that, as of the date of this Agreement it is, and as of the date of each purchase of AER Common Stock pursuant to this Agreement it will continue to be, an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

         5.4. Authority; No Violation; Binding Obligation. AER and RAYOVAC each represents and warrants to the other that it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and that the execution and delivery of this Agreement by it and the performance of its obligations hereunder have been duly authorized by all necessary company action and that such execution and performance do not conflict with, violate or constitute a default or breach under such party's articles of incorporation, bylaws, or any agreement, order, consent, judgment or other restriction to which it is a party or any law, regulation or rule to which it or its assets are subject, and this Agreement constitutes its legal and binding obligation.

         5.5.     Issuance of Securities.

                  (a) The shares of AER Common Stock issued pursuant to this Agreement are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issuance thereof, and will not be subject to any preemptive right, co-sale right, registration right (other than the registration rights set forth in this Agreement), right of first refusal or other similar right.

                  (b) Subject to the accuracy of and in reliance upon the representations in Section 5.3, the offer, sale and issuance of the shares of AER Common Stock hereunder, the issuance of the Warrants and the Note hereunder and the issuance of the AER Common Stock upon exercise of the Warrants and conversion of the Note, are exempt from the registration requirements of any applicable state and federal securities laws, and neither AER nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         5.6. Capitalization. The authorized, issued and outstanding capital stock of AER and each of its subsidiaries is set forth in Exhibit H, AER does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth in Exhibit H.

         5.7. SEC Documents; Financial Statements. Since January 1, 1998, AER has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission ("SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). AER has delivered to RAYOVAC, or RAYOVAC has had access to, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of AER and the related notes included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of AER as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements included in the SEC Documents, AER has no liabilities, contingent or otherwise, other than (A) liabilities incurred in the ordinary course of business subsequent to December 31, 2000 and (B) liabilities of the type not required under generally accepted accounting principles to be reflected in such financial statements or (C) other liabilities which would not, individually or in the aggregate, have a material adverse effect on the assets, liabilities, business, properties, operations, financial condition or prospects, or results of operations of AER.

         5.8. Absence of Certain Changes. Since December 31, 2000 or as otherwise disclosed in filings with the SEC, AER has conducted its business only in the ordinary course in substantially the same manner as theretofore conducted, and there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or prospects, or results of operations of AER.

                           ARTICLE 6: INDEMNIFICATION

         6.1. Indemnification by RAYOVAC. RAYOVAC shall defend, hold harmless and indemnify AER and its past, present and future directors, officers, employees, Affiliates, successors and assigns, during the term of this Agreement and thereafter, from and against any and all damages, liabilities, costs and expenses (including without limitation settlement and arbitration negotiation costs and reasonable attorneys' fees) (collectively "Costs") arising out of (i) claims in the Territory that any product or component manufactured by or for RAYOVAC or its Affiliates that incorporates or is manufactured using the Program Technology or RAYOVAC Excluded Technology, infringes the Patents of any Person as a result of the incorporation of such Program Technology or RAYOVAC Excluded Technology; (ii) claims for the death of or injury to any Person, or damage to any Person's property, resulting from alleged negligence, fault or defect in the manufacture or design of products or components manufactured by or for RAYOVAC or its Affiliates; (iii) RAYOVAC's failure to comply with applicable laws, rules, regulations, ordinances, permits or licenses; (iv) RAYOVAC's breach of any of its representations or warranties under Article 5 of this Agreement; and
(v) RAYOVAC'S failure to
perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof. RAYOVAC will cause AER to be added to its commercial liability and products liability insurance policies as an additional named insured for purpose of the indemnity provided by this Section, which policies will provide for aggregate coverage of not less than $2 million, and will maintain such policies (or suitable replacement or "tail" policies) in effect throughout the term of this Agreement and for five years thereafter. RAYOVAC will cause a copy of a certificate of insurance in English with respect to each such policy to be furnished to AER on each annual anniversary of the Effective Date.

         6.2. Indemnification by AER. AER shall defend, hold harmless and indemnify RAYOVAC and its past, present and future directors, officers, employees, Affiliates, successors, and assigns, during the term of this Agreement and thereafter, from and against any and all Costs arising out of or related to (i) claims in the Territory that the AER Technology or Licensor Improvements, or that any product or component manufactured by or for RAYOVAC or its Affiliates that incorporates or is manufactured using the AER Technology or Licensor Improvements, infringes the Patents of any Person as a result of the incorporation of such AER Technology or Licensor Improvements; (ii) claims for the death of or injury to any Person, or damage to any Person's property, resulting from alleged negligence, fault or defect in the manufacture or design of products or components manufactured by or for AER, its Affiliates or Program Technology Sublicensees; (iii) AER's failure to comply with applicable laws, rules, regulations, ordinances, permits or licenses; (iv) AER's breach of any of its representations or warranties under Article 5 of this Agreement; and (v) AER's failure to perform any covenant or agreement hereunder or to fulfill any other obligation in respect hereof. AER will cause RAYOVAC to be added to its commercial liability and products liability insurance policies as an additional named insured for purpose of the indemnity provided by this Section, which policies will provide for aggregate coverage of not less than $2 million, and will maintain such policies (or suitable replacement or "tail" policies) in effect throughout the term of this Agreement and for five years thereafter. AER will cause a copy of a certificate of insurance in English with respect to each such policy to be furnished to RAYOVAC on each annual anniversary of the Effective Date.

         6.3. Limitation. Each party's respective indemnification obligations with respect to liabilities arising out of claims of Patent infringement shall be limited to the lesser of (a) $5 million or (b) the amount received by AER from RAYOVAC pursuant to Article 2 and Article 4 of this Agreement; provided that no such limitation shall apply if the action arises out of knowing or willful infringement.

         6.4. Sublicensees. As a pre-condition to the grants of Sublicense rights in Program Technology pursuant to Section 3.4(a), AER hereby agrees that the terms of each Sublicense shall require the Sublicensee to indemnify AER for all Costs arising out of claims for the death of or injury to any Person, or damage to any Person's property, resulting from alleged negligence, fault or defect in the manufacture or design of products or components manufactured by or for Sublicensee and its Affiliates and their respective successors and assigns. AER and RAYOVAC hereby agree that RAYOVAC shall have the right at any time to enforce the indemnification obligation of any Sublicensee on AER's behalf.

         6.5. Indemnification Procedures. Upon receipt of notice, whether formal or informal, direct or indirect, of any claim for which indemnification may be available under this Article 6, the party receiving notice shall notify the other and management of both parties shall meet to discuss how to handle the matter. When seeking indemnification, the indemnified party shall reasonably cooperate with the indemnifying party, at the indemnifying party's expense, in its defense or settlement of the claim. The indemnifying party shall not settle a claim against the indemnified party for other than money damages without the indemnified party's consent. If both parties jointly instigate infringement or opposition proceedings, both parties shall share the costs and the receipt of damages on an equitable basis which shall be as agreed by the parties, or in the absence of such agreement, shall be based on a commercially reasonable determination of the respective interests of the parties in enjoining the infringement and the relative damages suffered.

  ARTICLE 7: PROTECTION OF PATENTS; INFRINGEMENT OF AER'S PATENTS; OPPOSITION
                          PROCEEDINGS BY THIRD PARTIES

         7.1.     Protection of Patents.

                  (a) During the term of this Agreement AER shall use reasonable efforts at its own cost and expense to maintain in full force and effect all material Patents included in the AER Technology and Licensor Improvements licensed to RAYOVAC hereunder.

                  (b) If RAYOVAC determines that AER has failed to take any action with respect to maintaining in full force and effect the Patents described in Section 7.1(a) above (including the making of any filing or the payment of any maintenance fee or other required fee), then RAYOVAC shall give AER notice of such failure, and AER shall have a reasonable time as set forth in the notice to take corrective action. If AER does not take corrective action in such time, then RAYOVAC shall be entitled to (i) take any action and incur any liability necessary to ensure that the Patents are maintained in full force and effect, and AER shall reimburse RAYOVAC for all fees, costs, expenses or other liabilities incurred by RAYOVAC in ensuring the protection of the Patents or (ii) if AER so elects, take an assignment of the Patent or Patents which AER has failed to maintain in full force and effect.

         7.2.     Third Party Infringement.

                  (a) In the event that either party learns of an infringement by a third party of a Patent included in the AER Technology or Licensor Improvements, or of an opposition proceeding by a third party attacking the validity of such a Patent, it shall promptly provide the other party with a written statement of the facts of the infringement or opposition, to the extent known. Within a reasonable time, including time to satisfy itself as to the facts, with respect to a notice of a third party infringement or opposition, AER shall have the right to bring suit to enjoin such infringement and to recover damages therefor and to select counsel for the prosecution of any such infringement suit.

                  (b) If AER chooses not to bring such an infringement suit, or if the suit requires emergency response or involves irreparable harm, then RAYOVAC may, to the extent permitted by applicable law, at its own expense and in the name of AER (or in its own name, or both at RAYOVAC's discretion), bring suit to enjoin such infringement and to recover damages therefor and to select counsel for the prosecution of any such infringement suit.

                  (c) Any damages collected in any suit pursued by a party under this Section 7.2 shall first be applied to the reimbursement of litigation expenses of the party bringing suit and second to the reimbursement of any reasonable expenses incurred by the other party in support of such suit. Any remaining damages shall belong to the party bringing the suit (or, if suit is filed by RAYOVAC in AER's name, to RAYOVAC).

                           ARTICLE 8: CONFIDENTIALITY

         8.1. Trade Secrets and Other Confidential Information. During the term of this Agreement, each party may discover, whether directly or indirectly, non-public technology, data, methods, know-how, techniques, Trade Secrets and business, finance, marketing, customer, supplier and other information about the other party and its Affiliates. "Confidential Information" shall be identified as information of either AER or AER's Affiliates, or RAYOVAC or RAYOVAC's Affiliates, which:

                  (a) if in written form, includes, but is not limited to, drawings, specifications, data, graphs and letters, and engineering specifications which have been marked as "Proprietary" or "Confidential" prior to transfer to the receiving party; or

                  (b) if in oral or visual form, has been preceded by an oral or written assertion of confidentiality and has been subsequently reduced to writing, marked confidential as provided in (a) above, by the disclosing party, and is delivered to the receiving party within 30 days of such oral or visual disclosure; or

                  (c) if in the form of samples of materials or parts or equipment transmitted from one party to another, has been so designated with appropriate markings as provided in (a) above; or

                  (d) includes knowledge of the other party's projects and general activities and any information not publicly disclosed relating to the business and future marketing or product development or product testing activities of the other party.

AER and RAYOVAC each respectively and on behalf of their respective Affiliates agree, subject to the exceptions set forth in Section 8.4 below, that: (i) it shall not use, sell or otherwise disclose Confidential Information of the other party to any Person without the prior written consent of the disclosing party for any purpose other than to fulfill its rights and obligations under this Agreement; and (ii) it will maintain and hold in confidence the Confidential Information of the other party disclosed to them, and each shall use no less than the same safeguards as it uses to protect its own confidential information of a similar nature. Each party shall maintain the confidentiality of Confidential Information of the other party throughout the term of this Agreement and for a period of five years thereafter or, in the case of Trade Secrets, for so long as they remain Trade Secrets under applicable law.

         8.2.     Non-Disclosure of Confidential Information.

                  (a) The receiving party shall disclose Confidential Information of the other party only to its officers, employees, and third party consultants whose duties reasonably require familiarity with such information. The receiving party shall obtain from such third party consultants legally enforceable undertakings not to disclose Confidential Information, or knowledge or know-how derived therefrom, to any other Person or use such information for any purposes other than those contemplated by this Agreement. Except as otherwise agreed by the parties, the receiving party shall be required to take such legal actions, at its own expense, as may be reasonably necessary to enforce such undertakings. Each party shall be responsible for compliance with the restrictions in this Agreement by its Affiliates and the officers, employees and third party consultants of itself and its Affiliates.

                  (b) Notwithstanding Section 8.2(a), RAYOVAC shall not share all or any portion of the Air Manager Design Guide with any other Person unless it has obtained AER's prior written consent (which consent will be granted or withheld in AER's sole discretion) as to the terms and restrictions applicable to such disclosure, and RAYOVAC shall promptly notify AER as to any other disclosure by RAYOVAC of AER's Confidential Information to another Person.

         8.3.     Non-Disclosure of Agreement.

                  (a) Neither party shall disclose the terms of this Agreement to any other Person, except (i) as required to be disclosed pursuant to a governmental or judicial requirement or other requirement of law (including, without limitation, disclosure requirements under Federal securities laws); or (ii) to an investor, licensor or licensee, or bona fide potential investor, licensor or licensee, of a party or its Affiliates, such exceptions subject to the further limitations in Sections 8.3(b) and 8.3(c) below.

                  (b) For all disclosures permitted under Section 8.3(a)(i), the disclosing party must: (i) give written notice of the intended disclosure to the other party at least ten (10) business days in advance of the date of disclosure; (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations; and (iii) submit a request, to be agreed upon by the other party if practicable in light of the relevant filing deadline, that such portions and other provisions of this Agreement requested by the other party receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

                  (c) Disclosures permitted under Section 8.3(a)(ii) shall in no event be deemed to allow disclosure to [*], or any of their respective affiliates (the "Restricted Entities"), for a period of two
         (2) years from the date of execution of this Agreement.

-----------------
* Confidential treatment

         Notwithstanding the foregoing, upon AER's reasonable request and good faith representation that it intends to execute an agreement with a Restricted Entity, RAYOVAC shall permit disclosure of this Agreement to outside counsel representing such Restricted Entity with respect to the agreement, provided that prior to any such disclosure, AER shall enter into a written non-disclosure agreement with such outside counsel that includes, at a minimum, the following restrictions and provisions: (i) outside counsel shall review the Agreement for the sole purpose of confirming that the rights and restrictions on RAYOVAC and AER herein are not inconsistent with the agreement to be executed between AER and such Restricted Entity; (ii) outside counsel shall not provide a copy of the Agreement to any Person, including such Restricted Entity; (iii) outside counsel shall use reasonable efforts not to disclose any of the terms or conditions of the Agreement to any Person, including such Restricted Entity, except in connection with counsel's confirmations to be provided pursuant to subsection (i) above to such Restricted Entity; and (iv) RAYOVAC shall be a third party beneficiary thereto.

         8.4. Exceptions. The confidentiality obligations of the receiving party under Sections 8.1, 8.2 and 8.3 shall not apply to Confidential Information which:

                  (a) is or becomes publicly known through no wrongful act of the receiving party or its officers, employees, or third party consultants;

                  (b) is received by the receiving party without restriction from a third party without breach of any obligation of nondisclosure;

                  (c) is required to be publicly disclosed pursuant to a governmental or judicial requirement or other requirement of law (including, without limitation, disclosure requirements under Federal securities laws), but only after notifying the party owning such Confidential Information of such requirement and, if requested by such party, using reasonable efforts to obtain confidential treatment for all or relevant portions of the Confidential Information to be disclosed; or

                  (d) the receiving party can show was already in its possession at the time of disclosure hereunder and was not previously obtained from the disclosing party under a continuing obligation of confidentiality.

                        ARTICLE 9: TERM AND TERMINATION

         9.1.     Term. Unless earlier terminated pursuant to Article 2 or this
Section 9.1, this Agreement shall terminate on the expiration or termination of all of the Patents included in the AER Technology (as reflected on Exhibit A, as supplemented by AER from time to time to reflect the grant of additional Patents relating to patent applications and unpatented inventions included in the AER Technology).

         9.2.     Termination. This Agreement may be terminated as follows:

                  (a) by either party in the event that the other party fails to perform any material obligation or undertaking to be performed by it under this Agreement, and such failure is not cured within 60 days after written notice thereof from the other party, such notice to specify in detail the nature of the breach and indicating the other party's intent to terminate this Agreement if such breach is not cured within such 60-day period; provided, however, that no such termination shall be permitted if the breaching party begins to remedy the breach within such 60-day period and pursues diligently such remedy and such breach is remedied within 90 days after such notice is given, and provided further that any failure to make payments due under this Agreement shall not be subject to such 60 and 90-day cure periods but shall be subject to only a 30-day cure period;

                  (b) by RAYOVAC (i) for convenience upon 60 days written notice to AER of its intent to so terminate or (ii) by its election or deemed election not to commence commercial production of [*] pursuant to the Phase III Notice and Section 2.3; and

                  (c) by AER upon 60 days written notice to RAYOVAC if RAYOVAC or any of its Affiliates directly challenges, in a suit or proceeding initiated by RAYOVAC or its Affiliates, the validity of any of the Patents included in AER Technology as to any jurisdiction in which such termination is lawful; provided that any such challenge in an answer, affirmative defense, counterclaim or responsive pleading of any kind shall not be grounds for termination hereunder.

         9.3.     Continuing Obligations; Effect of Terminations.

                  (a) Subject to Sections 9.3(b) and 9.3(c) below, upon termination of this Agreement as provided in this Article 9, all obligations undertaken by the parties hereunder shall terminate immediately, except that all licenses granted in Article 3 and the related royalty obligations under Article 4, and the rights and obligations set forth in Sections 2.5(a) - (c), 2.6, 2.7, and in Articles 6, 7, 8, 9 and 10, shall remain in full force and effect.

                  (b)      If AER terminates this Agreement in accordance with
         Section 9.2(a) for RAYOVAC's material breach, or if RAYOVAC terminates this Agreement pursuant to Section 9.2(b), then: (i) AER may terminate any licenses granted by it to RAYOVAC under this Agreement; (ii) AER shall be fully released from all licensing or sublicensing restrictions imposed upon it under Article 3, other than Section 3.4 thereof, such restrictions to be of no further force or effect; and (iii) AER shall have the right to purchase the Program Technology from RAYOVAC for such price as is negotiated and mutually agreed by the parties in good faith, provided that if the parties are unable to agree as to price, then AER may submit the matter to arbitration pursuant to this Agreement for a price to be determined, such price to be not less than the actual amount of RAYOVAC's investment in the Program Technology (including without limitation amounts actually paid to AER and not repaid to RAYOVAC by AER pursuant to the Letter Agreement, pursuant to Sections 2.1(a) and (c) with respect to the Development Program, and costs incurred directly by RAYOVAC).

                   (c) If RAYOVAC terminates this Agreement in accordance with Section

-----------------
* Confidential treatment

         9.2(a) for a material breach by AER that materially detracts from the value of the rights granted to RAYOVAC pursuant to Sections 3.2(a) and 3.4(b), then (i) the royalty rate set forth in Section 1 of Exhibit G shall drop to 3% of Net Sales Value as of the date of such breach, and
         (ii) RAYOVAC shall be entitled to offset its future royalty payment obligations by the amount by which damages caused by such breach exceed the reduction in royalty resulting from clause (i) above, as determined by RAYOVAC in good faith, and in no event shall such offset be deemed to be a breach by RAYOVAC. If AER disputes the offset amount, the parties will arbitrate the dispute in accordance with Section 10.7. If the arbitrator determines that the offset amount exceeds the actual damage caused by AER's breach, then RAYOVAC shall pay to AER an amount equal to the difference between the offset amount and the determined amount, plus interest on the overdue amount in accordance with Section 10.3, but in no event shall such amount result in an increase in the adjusted royalty rate pursuant to clause (i) above unless it is determined that AER has not materially breached this Agreement or that such breach did not materially detract from the value of the rights granted to RAYOVAC pursuant to Sections 3.2(a) and 3.4(b), in which event such drop in royalty rate shall be reversed. In no event shall RAYOVAC be deemed to have breached this Agreement by exercising its offset right in subsection (ii) above, even if the offset amount is later determined to be greater than RAYOVAC's actual damages related to AER's breach.

         9.4. Continuing Liabilities. Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, or constitute a waiver of, or preclude either party from pursuing, any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

                           ARTICLE 10: MISCELLANEOUS

         10.1. Good Faith. RAYOVAC and AER will act in good faith to carry out their respective obligations under this Agreement.

         10.2. Other Technology Licensing. Except as set forth in Sections 3.2, 3.4, and 3.5, nothing in this Agreement shall limit in any way AER's rights with respect to the ownership, development, license or sale of battery technology, including without limitation battery technology included within the AER Technology and any Licensor Improvements; and nothing herein shall limit in any way AER's rights with respect to the ownership, development, license or sale of Licensor Improvements that are not included within the Program Technology and are conceived after the Effective Date.

         10.3. Overdue Payments. In addition to all other remedies available under this Agreement or applicable law, payments provided for in this Agreement shall, when overdue, be subject to interest on the overdue amount at a rate of one and one-half percent (1.5%) per month during delinquency; provided, however, that if the amount of such late payment charge exceeds the maximum permitted by law for any such charge, such charge shall be reduced to such maximum amount. RAYOVAC shall promptly reimburse AER for all fees, costs and expenses

(including attorneys' fees) incurred by AER in any action to collect any payments due from RAYOVAC under this Agreement.

         10.4. Severability. In the event that any part of this Agreement shall be determined to be in violation of any statute, rule of law, governmental regulation or decree of a court of competent jurisdiction, or unenforceable for any reason, such part shall be deemed severed from this Agreement, but the remainder of this Agreement shall continue in full force and effect.

         10.5. No Waiver. The failure of either party to exercise any right or to demand the performance by the other party of duties required hereunder shall not constitute a waiver of any rights or obligations provided for herein.

         10.6. Governing Law and Language. This Agreement shall be governed by and construed in accordance with, and the legal relations between the parties hereto shall be determined in accordance with, the laws of the State of Georgia, without regard to any laws relating to conflicts of law; provided, that all questions concerning the construction or effect of patent applications and patents shall be determined in accordance with the laws of the country in which the particular patent application or patent has been filed or granted, as the case may be.

         10.7. Arbitrator. If any dispute shall arise between the parties hereto as to any matter relating to this Agreement, or the breach hereof, the parties hereto shall negotiate with each other in good faith and attempt to reach an amicable resolution of such dispute. If, after negotiating in good faith, the parties are unable to resolve such dispute on an amicable basis within a period of 90 days, either party may submit the dispute to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Washington, D.C. The parties shall be bound by any award issued as a result of such arbitration and such award may be enforced by any court of competent jurisdiction. Process in any action or proceeding may be served on any party anywhere in the world and in any event service of any and all process on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in accordance with applicable law to the address set forth for such party on the signature page of this Agreement and service thus made shall be taken and held to be valid personal service upon such party.

         10.8. Force Majeure. No party shall be liable to any other for failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by riots, civil commotion, wars, hostilities between nations, governmental laws, orders or regulations, embargoes, actions by government or agency thereof, acts of God, storms, fires, accidents, labor disputes or strikes, sabotage, explosions or other similar or different contingencies, in each case, beyond the reasonable control of the respective party. If the performance of any obligation under this Agreement is delayed owing to any such causes for any continuous period of more than three months, the parties hereto shall consult with each other with respect to an equitable solution.

         10.9. Notices. Any notice, request or other communication hereunder from one party to the other party shall be in writing and given by depositing the same with Federal Express or another recognized overnight delivery service for next-business day delivery, prepaid and addressed to the party to be notified, or by delivering the same in person or by facsimile. Such notice shall be deemed received on the date on which it is hand-delivered or on the next business day following the day on which it is deposited with an overnight delivery service; provided, however, that any notice by facsimile shall be effective if receipt is confirmed and acknowledged by the party receiving such notice on the date of such receipt. For purposes of notice, the addresses of the parties shall be as set forth on the signature page hereof. Any party may, by written notice to the other party in accordance with this Section 10.9, change the address or addressee to which notices, requests or other communications shall be given.

         10.10. Further Assurances. RAYOVAC and AER shall execute and deliver such further documents and take such further actions as may be necessary or appropriate to carry out the provisions of this Agreement.

         10.11. Assignment. This Agreement is personal to RAYOVAC, RAYOVAC having entered into this Agreement based upon the special knowledge, skill and abilities of AER. This Agreement may not be assigned by either party and shall not inure to the benefit of any trustee in bankruptcy, receiver or successor of any party without the prior written consent of the other party hereto; provided, however, that either party may assign its rights and obligations under this Agreement to an Affiliate without the consent of the other party provided that the assigning party hereto remains liable, together with any such assignee, for all of its respective obligations under this Agreement; and provided, further, that notwithstanding anything to the contrary in this Agreement, either party shall have the right to assign or transfer all of its rights and obligations under this Agreement without the consent of the other in connection with the sale or transfer of all or substantially all of its business, whether by sale of stock, sale of assets, merger or otherwise, provided that the party acquiring such business assumes all of the assigning party's obligations under this Agreement.

Notwithstanding the above, in the event of an assignment or transfer by AER as permitted above, including without limitation in the context of a merger, without RAYOVAC's consent to a battery manufacturer (including Persons that contract the manufacturing of batteries to third parties for sale under their own label), RAYOVAC may at its option terminate the license set forth in Section 3.4.

         10.12. Press Releases. RAYOVAC and AER will cooperate in the preparation of a press release announcing the execution and delivery of this Agreement and subsequent press releases describing material developments in their relationship. Except as may be required by law or regulation, including any applicable law or regulation of the Securities and Exchange Commission, the New York Stock Exchange, the Nasdaq Stock Market, or any other national securities exchange or self-regulatory organization, as applicable, neither party will issue any press releases relating to this Agreement without the other party's prior written consent, which consent will not be unreasonably withheld or delayed.

         10.13. Entire Agreement; Amendment. This Agreement and all exhibits and other attachments hereto constitute the entire agreement between the parties regarding the subject matter of this Agreement, and supercede all other prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement, including without limitation the Letter Agreement. If any part of this Agreement is determined to be in violation of any statute, rule of law, governmental regulation or decree of a court of competent jurisdiction, or unenforceable for any reason, such part shall be deemed severed from this Agreement, but the remainder of this Agreement shall continue in full force and effect. This Agreement may not be amended except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.

         10.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         10.15. Successors. The terms and conditions of this Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies except as specifically set forth herein or therein.

         10.16. Condition to Effectiveness of this Agreement. This Agreement shall become effective upon the execution of the agreement attached hereto as Exhibit J by Michael Cheiky and Dreisbach Electromotive, Inc., provided that if such agreement is not executed by April 27, 2001, unless the parties agree otherwise, this Agreement shall be null and void.


                         [signatures on following page]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer or representative on April 6, 2001, effective as of the Effective Date.


RAYOVAC:                               RAYOVAC CORPORATION:


                                       By: /s/ Kent J. Hussey
                                           -------------------------------------
                                           Kent J. Hussey
                                           President and Chief Operating Officer

Address for Notices:                   601 RAYOVAC Drive
                                       Madison, Wisconsin 53711
                                       Attn: President
                                       Facsimile: 608-278-6666


AER:                                   AER ENERGY RESOURCES, INC.

                                       By: /s/ David W. Dorheim
                                           -------------------------------------
                                            David W. Dorheim
                                            President


                                       AER Energy Resources, Inc.
Address for Notices:                   4600 Highlands Parkway
                                       Suite G
                                       Smyrna, GA 30082
                                       Attn: President
                                       Facsimile: 770-433-2286

                                    EXHIBIT A

                                   AER PATENTS


1.  AER ENERGY RESOURCES, INC.:  U.S. PATENT PORTFOLIO AS OF JANUARY 10, 2001

---------------------------------------------------------------------------------------------------------------------------
PATENT #           ISSUED    TITLE/COUNTRY                                                                      EXPIRES
---------------------------------------------------------------------------------------------------------------------------
4,913,983           1990     METAL-AIR BATTERY POWER SUPPLY*/US                                                   2008
---------------------------------------------------------------------------------------------------------------------------
5,354,625           1994     METAL-AIR POWER SUPPLY AND AIR MANAGER SYSTEM, AND METAL-AIR CELL FOR USE            2012
                             THEREIN/US
---------------------------------------------------------------------------------------------------------------------------
5,356,729           1994     DIFFUSION CONTROLLED AIR MANAGER FOR METAL-AIR BATTERY/US                            2013
---------------------------------------------------------------------------------------------------------------------------
5,387,477           1995     AIR MANAGER SYSTEM FOR METAL-AIR BATTERY*/US                                         2012
---------------------------------------------------------------------------------------------------------------------------
5,560,999           1996     AIR MANAGER SYSTEM FOR RECIRCULATING REACTANT AIR IN A METAL-AIR BATTERY/US          2013
---------------------------------------------------------------------------------------------------------------------------
5,571,630           1996     AIR MANAGER SYSTEM FOR METAL-AIR BATTERY*/US                                         2014
---------------------------------------------------------------------------------------------------------------------------
5,691,074           1997     DIFFUSION CONTROLLED AIR VENT FOR A METAL-AIR BATTERY (DIFFUSION AIR                 2015
                             MANAGER)/US
---------------------------------------------------------------------------------------------------------------------------
5,721,064           1998     AIR MANAGER SYSTEM FOR REDUCING GAS CONCENTRATIONS IN A METAL-AIR BATTERY/US         2016
---------------------------------------------------------------------------------------------------------------------------
5,888,664           1999     METAL-AIR BATTERY WITH A REACTANT AIR PATHWAY/US                                     2017
---------------------------------------------------------------------------------------------------------------------------
5,919,582           1999     DIFFUSION CONTROLLED AIR VENT AND RECIRCULATION AIR MANAGER FOR A METAL-AIR          2015
                             BATTERY/US
---------------------------------------------------------------------------------------------------------------------------
6,068,944           2000     AIR DISTRIBUTORS FOR METAL-AIR CELLS                                                 2018
---------------------------------------------------------------------------------------------------------------------------
6,087,029           2000     WATER RECOVERY USING A BI-DIRECTIONAL AIR EXCHANGER FOR A METAL-AIR BATTERY          2018
---------------------------------------------------------------------------------------------------------------------------
6,106,962           2000     AIR MANAGER CONTROL USING CELL VOLTAGE AS AUTO-REFERENCE                             2018
---------------------------------------------------------------------------------------------------------------------------
6,168,877           2001     AIR-MANAGING SYSTEM FOR METAL-AIR BATTERY USING RESEALABLE SEPTUM                    2018
===========================================================================================================================
4,894,295           1990     Metal-Alloy Air Battery*/US                                                          2008
---------------------------------------------------------------------------------------------------------------------------
4,916,036           1990     Continuous Consumable Anode*/US                                                      2008
---------------------------------------------------------------------------------------------------------------------------
4,957,826           1990     Rechargeable Metal-Air Battery*/US                                                   2009
---------------------------------------------------------------------------------------------------------------------------
5,306,579           1994     Bifunctional Metal-Air Electrode/US                                                  2012
---------------------------------------------------------------------------------------------------------------------------
5,328,777           1994     Cathode Cover for Metal-Air Cell/US                                                  2012
---------------------------------------------------------------------------------------------------------------------------
5,362,577           1994     Diffusion Vent for a Rechargeable Metal-Air Cell/US                                  2013
---------------------------------------------------------------------------------------------------------------------------
5,399,445           1995     Battery Case Leakage Detector/US                                                     2014
---------------------------------------------------------------------------------------------------------------------------
5,432,022           1995     Coated Cathode for Rechargeable Metal Battery*/US                                    2013
---------------------------------------------------------------------------------------------------------------------------
5,486,429           1996     Diffusion Vent for a Rechargeable Metal-Air Cell/US                                  2015
---------------------------------------------------------------------------------------------------------------------------
5,506,067           1996     Rechargeable Electrochemical Cell and Cell Case Therefor with Vent for Use in        2015
                             Internal Recombination of Hydrogen and Oxygen/US
---------------------------------------------------------------------------------------------------------------------------


AER Energy U.S. Patent Portfolio

5,532,086           1996     Anode Assembly with Thin Metal Current Collector and Electrochemical Cell            2014
                             Comprising an Anode Support Structure and a Gas Release System/US
---------------------------------------------------------------------------------------------------------------------------
5,536,590           1996     Portable Battery for Use Externally of an Electronic Device*/US                      2014
---------------------------------------------------------------------------------------------------------------------------
5,563,004           1996     Rechargeable Metal-Air Electrochemical Cell with Hydrogen Recombination and          2015
                             End-of-Charge Indicator/US
---------------------------------------------------------------------------------------------------------------------------
5,567,172           1996     Universal Strain Relief Device for Connectors/US                                     2014
---------------------------------------------------------------------------------------------------------------------------
5,569,551           1996     Dual Air Electrode Cell/US                                                           2015
---------------------------------------------------------------------------------------------------------------------------
5,615,717           1997     Electrolyte Distributing System and Method*/US                                       2014
---------------------------------------------------------------------------------------------------------------------------
5,639,568           1997     Split Anode for a Dual Air Electrode Cell/US                                         2015
---------------------------------------------------------------------------------------------------------------------------
5,641,588           1997     Portable Battery with a Retrofitting Projection and Wrist Rest for Use               2014
                             Externally of an Electronic Device/US
---------------------------------------------------------------------------------------------------------------------------
5,716,726           1998     Electrolyte Starved Metal-Air Battery*/US                                            2015
---------------------------------------------------------------------------------------------------------------------------
5,733,677           1998     Metal-Air Electrochemical Cell with Oxygen Reservoir/US                              2017
---------------------------------------------------------------------------------------------------------------------------
D397,670            1998     Battery Pack for a Portable Electronic Device/US                                     2012
---------------------------------------------------------------------------------------------------------------------------
5,891,589           1999     Method and Apparatus for Joining Metal-Air Cells/US                                  2017
---------------------------------------------------------------------------------------------------------------------------
5,920,179           1999     A System and Method for Balancing Charge Cycles for Batteries or Multiple-Cell       2017
                             Battery Packs/US
---------------------------------------------------------------------------------------------------------------------------
5,985,475           1999     Membrane for Selective Transport of Oxygen Over Water Vapor and Metal-Air            2017
                             Electrochemical Cell Including Said Membrane/US
---------------------------------------------------------------------------------------------------------------------------
5,993,999           1999     Multi-Layer Current Collector/US                                                     2017
---------------------------------------------------------------------------------------------------------------------------
6,049,141           2000     Device and a Method Allowing Multiple Batteries to Share a Common Load               2018
---------------------------------------------------------------------------------------------------------------------------
6,051,328           2000     Method and Apparatus for Joining Metal-Air Cells                                     2018
---------------------------------------------------------------------------------------------------------------------------
6,069,107           2000     Recharge Catalyst with Thin Film Carbon Coating, Metal-Air Electrode including       2018
                             Said Catalyst and Methods for Making Said Catalyst and Electrode
---------------------------------------------------------------------------------------------------------------------------
6,127,060           2000     Recharge Catalyst With Thin Film Low Corrosion Coating, Metal-Air Electrode          2018
                             Including Said Catalyst And Methods For Making Said Catalyst And Electrode
---------------------------------------------------------------------------------------------------------------------------

AER Energy U.S. Patent Portfolio


2. AER ENERGY RESOURCES, INC.: INTERNATIONAL PATENT PORTFOLIO AS OF JANUARY 10, 2001

---------------------------------------------------------------------------------------------------------------------------
PATENT #           ISSUED    TITLE/COUNTRY                                                                      EXPIRES
---------------------------------------------------------------------------------------------------------------------------
0630527             1996     METAL-AIR POWER SUPPLY AND AIR MANAGER SYSTEM, AND METAL-AIR CELL FOR USE            2013
                             THEREIN/EPO
---------------------------------------------------------------------------------------------------------------------------
2,108,372           1996     METAL-AIR BATTERY POWER SUPPLY*/JAPAN                                                2008
---------------------------------------------------------------------------------------------------------------------------
0696384             1996     RECIRCULATION OF CATHODE AIR AND MOISTURE CONTROL/EPO                                2014
---------------------------------------------------------------------------------------------------------------------------
2,753,147           1998     DIFFUSION CONTROLLED AIR MANAGER FOR A METAL-AIR BATTERY/JAPAN                       2014
---------------------------------------------------------------------------------------------------------------------------
2,783,462           1998     METAL-AIR POWER SUPPLY AND AIR MANAGER SYSTEM, AND METAL-AIR CELL FOR USE            2013
                             THEREIN/JAPAN
---------------------------------------------------------------------------------------------------------------------------
2,130,559           1999     METAL-AIR POWER SUPPLY AND AIR MANAGER SYSTEM, AND METAL-AIR CELL FOR USE            2013
                             THEREIN/CANADA
---------------------------------------------------------------------------------------------------------------------------
2,970,938           1999     RECIRCULATION OF CATHODE AIR AND MOISTURE CONTROL/JAPAN                              2014
---------------------------------------------------------------------------------------------------------------------------
2,163,441           1999     DIFFUSION CONTROLLED AIR MANAGER FOR A METAL-AIR BATTERY/CANADA                      2014
---------------------------------------------------------------------------------------------------------------------------
0860032             1999     DIFFUSION CONTROLLED AIR VENT AND RECIRCULATION AIR MANAGER FOR A METAL-AIR          2016
                             BATTERY/EPO
---------------------------------------------------------------------------------------------------------------------------
3051455             2000     DIFFUSION CONTROLLED AIR VENT AND RECIRCULATION AIR MANAGER FOR A METAL-AIR          2016
                             BATTERY/JAPAN
---------------------------------------------------------------------------------------------------------------------------
2,164,132           2000     DIFFUSION VENT FOR A RECHARGEABLE METAL-AIR CELL/CANADA                              2014
===========================================================================================================================
0667041             1996     Bifunctional Air Electrode/EPO                                                       2013
---------------------------------------------------------------------------------------------------------------------------
2,568,260           1996     Metal-alloy Air Battery*/Japan                                                       2008
---------------------------------------------------------------------------------------------------------------------------
0708988             1998     Diffusion Vent for a Rechargeable Metal-Air Cell/EPO                                 2014
---------------------------------------------------------------------------------------------------------------------------
0823135             1998     Dual Air Electrode Cell/EPO                                                          2016
---------------------------------------------------------------------------------------------------------------------------
2,865,424           1998     Diffusion Vent for a Rechargeable Metal-Air Cell/Japan                               2014
---------------------------------------------------------------------------------------------------------------------------
2,866,479           1998     Bifunctional Air Electrode/Japan                                                     2013
---------------------------------------------------------------------------------------------------------------------------
2,147,975           1999     Bifunctional Air Electrode/Canada                                                    2013
---------------------------------------------------------------------------------------------------------------------------
0819321             1999     Rechargeable Electrochemical Cell and Cell Case Therefor with Vent for Use in        2016
                             Internal Recombination of Hydrogen and Oxygen/EPO
---------------------------------------------------------------------------------------------------------------------------
2,966,105           1999     Rechargeable Electrochemical Cell and Cell Case Therefor with Vent for Use in        2016
                             Internal Recombination of Hydrogen and Oxygen/Japan
---------------------------------------------------------------------------------------------------------------------------
2,971,581           1999     Dual Air Electrode Cell/Japan                                                        2016
---------------------------------------------------------------------------------------------------------------------------

AER Energy U.S. Patent Portfolio


3. AER ENERGY RESOURCES, INC.: U.S. PATENT APPLICATIONS PORTFOLIO AS OF JANUARY 10, 2001

---------------------------------------------------------------------------------------------------------------------------
APPL. #              FILED    TITLE
---------------------------------------------------------------------------------------------------------------------------
09/177,852           1998     PRIMARY METAL-AIR POWER SOURCE AND VENTILATION SYSTEM FOR SAME
---------------------------------------------------------------------------------------------------------------------------
09/215,820           1998     CYLINDRICAL METAL-AIR BATTERY WITH A CYLINDRICAL PERIPHERAL AIR CATHODE
---------------------------------------------------------------------------------------------------------------------------
09/215,879           1998     DIFFUSION CONTROLLED AIR VENT WITH AN INTERIOR FAN
---------------------------------------------------------------------------------------------------------------------------
09/216,114           1998     UNIFORM SHELL FOR A METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/216,115           1998     LOAD RESPONSIVE AIR DOOR FOR A METAL-AIR CELL
---------------------------------------------------------------------------------------------------------------------------
09/216,273           1998     GEOMETRY CHANGE DIFFUSION TUBE FOR METAL-AIR BATTERIES
---------------------------------------------------------------------------------------------------------------------------
09/216,026           1998     AIR MANAGER SYSTEMS FOR METAL-AIR BATTERIES UTILIZING A DIAPHRAGM OR BELLOWS
---------------------------------------------------------------------------------------------------------------------------
09/216,660           1998     AIR DELIVERY SYSTEM WITH VOLUME-CHANGEABLE PLENUM FOR METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/216,343           1998     AIR MANAGING SYSTEM FOR METAL-AIR BATTERY USING RESEALABLE SEPTUM
---------------------------------------------------------------------------------------------------------------------------
09/216,118           1998     AIR MOVER FOR A METAL-AIR BATTERY UTILIZING A VARIABLE VOLUME ENCLOSURE
---------------------------------------------------------------------------------------------------------------------------
09/256,815           1999     AIR MANAGER WITH MICROMACHINED AIR MOVER FOR A METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/275,855           1999     AIR MANAGER CONTROL USING CELL LOAD CHARACTERISTICS AS AUTO-REFERENCE
---------------------------------------------------------------------------------------------------------------------------
09/346,405           1999     CONVECTIVE AIR MANAGER FOR METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/546/863           2000     DIFFUSION PATHWAY WITH AN ELECTRICAL CONNECTION FOR A METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
NYA                  2000     DIFFUSION CONTROLLED AIR VENT WITH AN INTERIOR SCREW
---------------------------------------------------------------------------------------------------------------------------
09/574,154           2000     ELECTRICAL DEVICE WITH REMOVABLE METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/602,187           2000     AIR MANAGING SYSTEMS AND METHODS FOR GAS DEPOLARIZED POWER SUPPLIES UTILIZING A DIAPHRAGM
---------------------------------------------------------------------------------------------------------------------------
09/593,343           2000     SYNTHETIC AIR JET FOR A METAL-AIR BATTERY
---------------------------------------------------------------------------------------------------------------------------
09/594,188           2000     ELECTRICALLY ACTIVATED SHEET AIR MOVER
---------------------------------------------------------------------------------------------------------------------------
NYA                  2000     VIBRATION DAMPING MOUNT FOR A METAL-AIR BATTERY OR THE LIKE
===========================================================================================================================
09/191,402           1998     Anode Can For A Metal-Air Cell
---------------------------------------------------------------------------------------------------------------------------
09/198,663           1998     Mercury-Free Zinc Anode For Electrochemical Cell and Method For Making Same
---------------------------------------------------------------------------------------------------------------------------
09/154,812           1999     Method for Making Metal-Air Electrode with Water Soluble Catalyst Precursors and Resulting
                              Electrode
---------------------------------------------------------------------------------------------------------------------------
09/504,010           2000     Metal-Air Cell Housing With Improved Peripheral Seal Design
---------------------------------------------------------------------------------------------------------------------------
09/639,476           2000     Methods For Making Oxygen Reduction Catalyst Using Micelle Encapsulation And Metal-Air
                              Electrode Including Said Catalyst
---------------------------------------------------------------------------------------------------------------------------

     NYA = Not Yet Assigned

                                    EXHIBIT B


                                      [*]

[*]


----------------
* Confidential treatment
* Confidential treatment

                                    EXHIBIT C


[*]




----------------
* Confidential treatment

                                    EXHIBIT D

                                FORM OF WARRANTS


         THIS WARRANT AND THE SECURITIES PURCHASED ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL EITHER (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION THEREWITH.


Warrant to Purchase                                     Warrant No.
           Shares                                                  -------------
----------

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                           AER ENERGY RESOURCES, INC.

         THIS CERTIFIES that RAYOVAC CORPORATION, a Wisconsin corporation ("Holder"), or any subsequent holder hereof, has the right to purchase from AER Energy Resources, Inc., a Georgia corporation (the "Company"), up to _____________ fully paid and nonassessable shares of the Company's Common Stock, no par value ("Common Stock") (subject to adjustment from time to time, as provided in Section 5), at the Exercise Price (as defined herein), at any time on or before 5:00 p.m., Atlanta, Georgia time, on ______________________(1)
("Exercise Period").

         This Warrant is subject to all of the conditions, limitations and provisions set forth herein.

         1.       Exercise.

                      Holder may exercise this Warrant as to at least _______ shares of Common Stock or, if less, all remaining shares of Common Stock covered hereby at any time and from time to time after the date of issuance to and including the Exercise Period, upon surrender of this Warrant, with the Subscription Form attached hereto duly executed, together with the full Exercise Price in cash, or by certified or official bank check payable in New York Clearing House Funds or wire transfer payable in immediately available federal funds for


------------------------
(1)_____ years from the issue date of the Warrant.

     each share of Common Stock as to which this Warrant is exercised, at the office of the Company, AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, GA 30082, or at such other office or agency as the Company may designate in writing (such surrender and payment hereinafter called the "Exercise of this Warrant"). The "Date of Exercise" of the Warrant shall be defined as the date that the original Warrant and Subscription Form are received by the Company. This Warrant shall be canceled upon its Exercise, and, as soon as practicable thereafter, the Holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such Exercise and a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. Each person in whose name any certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such certificate. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company until the Date of Exercise.

         2.       Exercise Price.

     The Exercise Price shall be $_________________ per share, subject to adjustment as set forth in Section 4.

         3.       Transfer and Registration.

         Subject to the provisions of Section 7 of this Warrant, this Warrant and all rights hereunder may be transferred on the books of the Company, wholly or in part, in person or by attorney, without charge to the Holder, upon surrender of this Warrant properly endorsed, with signature guaranteed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants (with all rights hereunder) as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants (with all rights hereunder) as to the portion hereof retained.

         4.       Anti-Dilution Adjustments.

         (a) If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date.

         (b) If the Company shall at any time effect a recapitalization or reclassification (including stock splits, reverse stock splits, stock dividends or otherwise) of such character that the shares of Common stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionately decreased and, in the case of a decrease in the number of shares, proportionally increased.

         (c) If the Company shall at any time distribute to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date for fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board in its discretion) and the denominator of which is such Exercise Price.

         (d) If the Company shall at any time consolidate or merge with any other corporation or transfer all or substantially all of its assets or dissolve, then the Company shall deliver written notice to the Holder of such merger, consolidation or sale of assets or dissolution at least thirty (30) days prior to the closing of such merger, consolidation or sale of assets or dissolution, and this Warrant shall terminate and expire immediately prior to the closing of such merger, consolidation or sale of assets or dissolution.

         (e) As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 2 of this Warrant until the occurrence of an event stated in Section 4(b) or 4(c) and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said sections. No such adjustment pursuant to Section 4(b) or 4(c) shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 4 shall have the effect of increasing the total consideration payable upon Exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

         (f) In the event that at any time, as a result of an adjustment made pursuant to this Section 4, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 4.

         5.     Fractional Interests.

         No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. The Company shall, within 5 days after the Date of Exercise, deliver to Holder a payment in cash in respect of any fractional shares which might otherwise be issuable upon Exercise of this Warrant, calculated by multiplying the fractional share amount by the market price of the Company's Common Stock on the Date of Exercise as reported on the Nasdaq National Market or such other exchange or system on which the Company's Common Stock is traded.

         6.     Reservation of Shares.

         The Company shall at all times reserve for issuance and keep available out of its authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) solely for the purpose of issuance upon the Exercise of this Warrant, such number of shares of Common Stock issuable upon exercise of the Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and preemptive rights. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange, quotation system or over-the-counter market upon which shares of Common Stock may be listed or quoted (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance, if required). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrant.

         7.     Restrictions on Transfer.

         This Warrant and the Common Stock issuable on Exercise hereof have been or will be acquired by the Holder hereof for investment for its own account and not with a view to the distribution thereof, have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws (the "State Acts") and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under the Act and any applicable State Acts and, in the event a Holder believes an exemption from the registration requirements of the Act and any applicable State Acts is available, the Holder must deliver a legal opinion reasonably satisfactory in form and substance to the Company and its counsel, stating that such exemption is available. All shares of Common Stock issued upon Exercise of this Warrant shall bear an appropriate legend to such effect. Holder has represented to the Company that it and any transferee of all or any portion of this Warrant is and will remain at all times while this Warrant is outstanding an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Act.

         8.       Benefits of this Warrant.

         Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

         9.       Applicable Law.

         This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia. Jurisdiction for any dispute regarding this Warrant lies in Georgia.

         10.      Loss of Warrant.

         Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall (at its expense) execute and deliver a new warrant of like kind representing the same rights represented by this Warrant.

         11.      Notice to Company and Holder.

         Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sent by certified or registered mail, return receipt requested, postage prepaid, or sent by reputable overnight courier service (charges prepaid), and deemed to have been given when so delivered or deposited in U.S. Mail, addressed, until another address is designated in writing by the Company, to AER Energy Resources, Inc., 4600 Highlands Parkway, Suite G, Smyrna, GA 30082,
     Attention: Chief Executive Officer. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, or sent by reputable overnight courier service (charges prepaid), and deemed to have been given when so delivered or deposited in U.S. Mail, addressed to the Holder as follows: Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711, Attn: President.


                        (signature follows on next page)

     IN WITNESS WHEREOF, this Warrant is hereby executed effective as of the date set forth below.



Dated as of _______________________.


                                      AER ENERGY RESOURCES, INC.


                                      By:
                                         ---------------------------------------


[Corporate Seal]


Attest:

-------------------------
Secretary

                                SUBSCRIPTION FORM

                         TO: AER ENERGY RESOURCES, INC.

         The undersigned hereby irrevocably exercises the right to purchase _______________ shares of Common Stock of AER Energy Resources, Inc., a Georgia corporation, evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

         The undersigned represents that it is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended, agrees not to offer, sell, transfer or otherwise dispose of any of such Common Stock, except in accordance with the provisions of Section 8 of the Warrant, and consents that the following legend may be affixed to the certificates for the Common Stock hereby subscribed for, if such legend is applicable:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law, and may not be sold, transferred, pledged, hypothecated or otherwise disposed of until either (i) a registration statement under the Securities Act and applicable state securities laws shall have become effective with regard thereto, or (ii) the corporation shall have received an opinion of counsel reasonably acceptable to the corporation and its counsel that an exemption from registration under the Securities Act or applicable state securities laws is available in connection therewith."

         The undersigned requests that certificates for such shares be issued, and a warrant representing any unexercised portion thereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

Dated:
      ------------------------------


--------------------------------------------------------------------------------
                         Signature of Registered Holder

--------------------------------------------------------------------------------
                        Name of Registered Holder (Print)

--------------------------------------------------------------------------------
                                     Address

--------------------------------------------------------------------------------

The attached Warrant and the securities issuable on exercise thereof have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act or any state securities law.

                                   ASSIGNMENT

                    (To be executed by the registered Holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase ____________ shares of the Common Stock of AER ENERGY RESOURCES, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ___________________________ as attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.


Dated:
      ----------------------------------        --------------------------------
                                                           Signature

Fill in for new Registration of Warrant:        Signature Guarantee:


----------------------------------------        --------------------------------
                 Name                                   Name of Guarantor


                                                By:
----------------------------------------           -----------------------------
                                                Name:
----------------------------------------             ---------------------------
                Address                         Title:
                                                      --------------------------

Please print name and address of assignee
(including zip code)


--------------------------------------------------------------------------------
NOTICE

The signature to the foregoing Subscription Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT E

                               RAYOVAC AFFILIATES

                                                                  [RAYOVAC LOGO]

                      RAYOVAC CORPORATION AND SUBSIDIARIES

RAYOVAC CORPORATION                     RAYOVAC LATIN AMERICA, LTD.

ROV HOLDING, INC.                       RAYOVAC OVERSEAS CORPORATION

RAYOVAC (UK) LIMITED                    RAYOVAC ARGENTINA S.R.L.

RAYOVAC EUROPE LIMITED                  RAYOVAC CHILE, LTDA.

RAYOVAC CANADA INC.                     RAYOVAC COLOMBIA, S.A.

RAYOVAC FAR EAST LIMITED                RAYOVAC COSTA RICA, S.A.

ZOEPHOS INTERNATIONAL N.V.              RAYOVAC DOMINICAN REPUBLIC, S.A.

RAYOVAC EUROPE B.V.                     RAYOVAC EL SALVADOR, S.A. DE C.V.

MINERA VIDALUZ S.A. DE C.V.             RAYOVAC GUATEMALA, S.A.

RAYOVAC FOREIGN SALES CORPORATION       DISTRIBUIDORA RAYOVAC GUATEMALA, S.A.

BRISCO ELECTRONICS B.V.                 RAYOVAC HONDURAS, S.A.

BRISCO ELECTRONICS GMBH                 DISTRIBUIDORA RAYOVAC HONDURAS, S.A.

ROVCAL, INC.                            RAY-O-VAC DE MEXICO, S.A. DE C.V.

                                        RAYOVAC VENEZUELA, S.A.

                                    EXHIBIT F

                       FORM OF END USER LICENSE AGREEMENT

FORM A: ON OUTSIDE OF PACKAGE OR VISIBLE THROUGH PACKAGING

IMPORTANT -- READ THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT CAREFULLY BEFORE OPENING THIS PACKAGE. BY OPENING THIS PACKAGE, YOU ARE ACCEPTING AND AGREEING TO THE TERMS OF THIS LICENSE AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THE TERMS OF THIS LICENSE AGREEMENT, YOU SHOULD PROMPTLY RETURN THE PACKAGE IN UNOPENED FORM, AND YOU WILL RECEIVE A REFUND OF YOUR MONEY.

                  1. License Grant. The enclosed battery product (the "Product") is produced under license from AER Energy Resources, Inc. ("we" or "us") and utilizes patented technology owned by or licensed to us. By opening this package and thereby accepting the terms of this license agreement, we grant to you, and you accept, a limited, non-exclusive, royalty-free license under all patents which are held by or licensed to us, including U.S. patents 5,691,074 and 5,919,582, European patent E.P. 0860032 and Japanese patent 3051455, such license being specifically limited to your use of the Product and not extending to any other device or process whatsoever. If the Product has battery cells that can be replaced, this license is restricted to use of the Product with replacement battery cells that, either because of their structure or because they are authorized/licensed by us, do not infringe our patents, directly, contributorily or by inducement. If you have questions concerning particular replacement battery cells, please contact us at ____________________.

[INCLUDE PARAGRAPHS 2-5 IF THERE IS ROOM ON THE BATTERY PACKAGING]

                  2. Certain Limitations. You agree that you will not assign, sublicense, transfer, pledge, lease, rent, or share your rights under this License Agreement. This License Agreement does not convey to you an interest in or to any of our patents, but only a limited right of use revocable in accordance with the terms of this License Agreement.

                  3. Term. This License Agreement is effective upon your opening of this package and continues until terminated. You may terminate this License Agreement at any time by returning the Product to the manufacturer. We may terminate this License Agreement upon your breach of any term hereof. Upon such termination by us, you agree to return the Product to the manufacturer.

                  4. Disclaimer of Warranties. THE PRODUCT IS LICENSED "AS IS," AND WE DISCLAIM ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Any warranties on the Product are the sole responsibility of the manufacturer.

                  5. Limitation of Liability. Our cumulative liability to you or any other party for any loss or damages resulting from any claims, demands, or actions arising out of or relating to this Agreement shall not exceed the royalty fees paid to us in connection with the sale of this Product. In no event shall we be liable for any indirect, incidental, consequential, special, or exemplary damages or lost profits, even if we have been advised of the possibility of such damages. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

                            Form B: Inside Packaging

IMPORTANT -- READ THE TERMS AND CONDITIONS OF THIS LICENSE AGREEMENT CAREFULLY BEFORE USING THIS PRODUCT. BY USING THIS PRODUCT, YOU ARE ACCEPTING AND AGREEING TO THE TERMS OF THIS LICENSE AGREEMENT. IF YOU ARE NOT WILLING TO BE BOUND BY THE TERMS OF THIS LICENSE AGREEMENT, YOU SHOULD PROMPTLY RETURN THE PRODUCT UNUSED IN ITS ORIGINAL PACKAGING, AND YOU WILL RECEIVE A REFUND OF YOUR MONEY.

                  1. License Grant. The enclosed battery product (the "Product") is produced under license from AER Energy Resources, Inc. ("we" or "us") and utilizes patented technology owned by or licensed to us. By using this product and thereby accepting the terms of this license agreement, we grant to you, and you accept, a limited, non-exclusive, royalty-free license under all patents which are held by or licensed to us, including U.S. patents 5,691,074 and 5,919,582, European patent E.P. 0860032 and Japanese patent 3051455, such license being specifically limited to your use of the Product and not extending to any other device or process whatsoever. If the Product has battery cells that can be replaced, this license is restricted to use of the Product with replacement battery cells that, either because of their structure or because they are authorized/licensed by us, do not infringe our patents, directly, contributorily or by inducement. If you have questions concerning particular replacement battery cells, please contact us at ____________________.

[INCLUDE PARAGRAPHS 2-5 IF THERE IS ROOM ON THE BATTERY PACKAGING]

                  2. Certain Limitations. You agree that you will not assign, sublicense, transfer, pledge, lease, rent, or share your rights under this License Agreement. This License Agreement does not convey to you an interest in or to any of our patents, but only a limited right of use revocable in accordance with the terms of this License Agreement.

                  3. Term. This License Agreement is effective upon your initial use of this package and continues until terminated. You may terminate this License Agreement at any time by returning the Product to the manufacturer. We may terminate this License Agreement upon your breach of any term hereof. Upon such termination by us, you agree to return the Product to the manufacturer.

                  4. Disclaimer of Warranties. THE PRODUCT IS LICENSED "AS IS," AND WE DISCLAIM ANY AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Any warranties on the Product are the sole responsibility of the manufacturer.

                  5. Limitation of Liability. Our cumulative liability to you or any other party for any loss or damages resulting from any claims, demands, or actions arising out of or relating to this Agreement shall not exceed the royalty fees paid to us in connection with the sale of this Product. In no event shall we be liable for any indirect, incidental, consequential, special, or exemplary damages or lost profits, even if we have been advised of the possibility of such damages. SOME STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

                                    EXHIBIT G

                                    ROYALTIES

1.       RUNNING ROYALTY RATE FOR PATENTED ITEMS (SECTION 4.1(a)):

                  Item                            Royalty Amount
         ----------------------       ---------------------------------------
         Sales of [*]                 10% of Net Sales Value through July 20,
                                      2004; 6% of Net Sales Value as of July
                                      21, 2004

RAYOVAC acknowledges that the royalty rates stated above reflect the value of the limited licenses granted in Article 3 of this Agreement.

2.       MINIMUM ROYALTY SCHEDULE (SECTION 4.1(B)):

                  12 Month Period Commencing          Net Sales Value
                  --------------------------          ---------------

                            10/1/04                     $ 8 Million
                            10/1/05                     $ 9 Million
                            10/1/06                     $10 Million

                ** All payments shall be made in U.S. dollars **

---------------
* Confidential treatment

                                    EXHIBIT H

                              CAPITALIZATION TABLE

                                                                           Shares as of
                                                                           April 4, 2001
                                                                        ------------------

Series A redeemable convertible preferred stock, no par value,
         425,000 shares authorized                                             404,500

Series B redeemable convertible preferred stock, no par value,
         250,000 shares authorized                                             102,250

Common Stock, no par value

         Authorized                                                     100 million shares

         Outstanding shares                                                 24,850,263

         Stock options outstanding                                           1,631,250

         Warrants outstanding from 1996 capital transaction                    835,000
             exercisable at $6.3125, expiring in May 2001

         Warrants outstanding from previously outstanding notes                225,988
             payable

         Warrants outstanding from Convertible Preferred Stock,
             Series A & B                                                    1,716,769
                                                                            ----------

                                                                            29,259,270

         Conversion of Preferred Stock, Series A & B                         7,095,627(a)
                                                                            ----------

                                                                            36,354,897
                                                                            ==========

(a) Subject to adjustment as result of accruing Preferred Stock dividends and certain common stock price declines. Shares calculated as of March 26, 2001 (not materially different from the number if calculated as of April 4, 2001).

                                    EXHIBIT I

                             FORM OF PROMISSORY NOTE

THIS NOTE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") AND UNDER THE SECURITIES LAWS OF THE STATES OF WISCONSIN AND GEORGIA. THIS NOTE CANNOT BE RESOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF IN ANY MANNER UNLESS IT IS REGISTERED PURSUANT TO THE 1933 ACT AND APPLICABLE STATE LAW OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS THEN AVAILABLE AND THE HOLDER HEREOF OBTAINS AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                           AER ENERGY RESOURCES, INC.

                            CONVERTIBLE SUBORDINATED

                                 PROMISSORY NOTE

[Date of Issuance]                                                      $250,000

                  AER ENERGY RESOURCES, INC., a Georgia corporation (the "Company"), hereby promises to pay to the order of RAYOVAC CORPORATION, a Wisconsin corporation, or its assigns (the "Holder") the principal amount of $250,000 (the "Note").

                  This Note was issued pursuant to a License and Development Agreement, dated as of April 6, 2001 (as amended and modified from time to time, the "License Agreement"), between the Company and the Holder. Except as defined in paragraph 6 hereof or unless otherwise indicated herein, capitalized terms used in this Note have the same meanings set forth in the License Agreement.

         1. No Interest. No interest shall be payable on this Note.

         2. Payment of Principal on Note. The Company shall have no right to prepay any of the outstanding principal amount of this Note. Principal shall be repaid only in the case of an Event of Default. Absent an Event of Default, the full principal amount of this Note shall be converted in accordance with Section 4 below.

         3. Events of Default.

                  (a) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

                           (i)      the Company fails to perform or observe any
material provision contained in this Note or in the License Agreement;

                           (ii)     any representation, warranty or information
contained in the License Agreement or required to be furnished to Holder pursuant to the License Agreement, or any writing furnished by the Company to any Holder, is false or misleading in any material respect on the date made or furnished;

                           (iii)    the Company or any Subsidiary makes an
assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days;

                           (iv)     a judgment in excess of $1,000,000 is
rendered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged in full or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged in full; or

                           (v)      the Company or any Subsidiary defaults in
the performance of any obligation if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of such obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity.

                  The foregoing shall constitute Events of Default whatever the reason or cause for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  (b) Consequences of Events of Default.

                           (i)      If an Event of Default of the type described
in subparagraph 3(a) above has occurred, without waiving any rights or remedies of the Holder under paragraph 4 hereof or any other right Holder may have at law or equity, Holder may declare all or any portion of the outstanding principal amount of this Note (together with all other amounts due and payable with respect thereto) to be immediately due and payable without any action on the part of the Holder, and the Company shall immediately pay to the Holder all amounts due and payable with respect to this Note.

                           (ii)     Holder shall also have any other rights or
remedies which such Holder may have been afforded under any contract or agreement (including this Note) at any time and any other rights which such holder may have pursuant to applicable law. The exercise of any such right or remedy (whether under this Note or otherwise) shall not limit or restrict the ability of the Holder to exercise any other such rights or remedies (whether under this Note or otherwise).

                           (iii)    The Company hereby waives diligence,
presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of the Company hereunder.

         4. Conversion Rights.

                  (a) Conditions. If the Conversion Date occurs at any time prior to the payment of this Note in full, then the outstanding principal amount of this Note (the "Conversion Amount") shall automatically convert into a number of shares of the Conversion Stock determined by dividing the Conversion Amount by the Conversion Price (rounding up any fractional share).

                  (b) Conversion Procedures.

                           (i)      A conversion of this Note pursuant to
subparagraph 4(a) above shall be deemed to have been effected as of the close of business on the date on which this Note has been surrendered for conversion at the principal office of the Company. At such time as such conversion has been effected, the rights of the Holder, to the extent of the conversion, shall cease, and the Person or Persons in whose name or names any certificate or certificates for shares of the stock into which this Note was converted are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of such stock represented thereby.

                           (ii)     Within five business days after a conversion
has been effected, the Company shall deliver to the converting holder a certificate or certificates representing the number of shares of the stock into which this Note was converted (rounding up any fractional share) issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified.

                           (iii)    The issuance of certificates for shares of
the stock into which this Note was converted upon conversion of this Note shall be made without charge to the Holder hereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of such shares. Upon conversion of this Note, the Company shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                           (iv)     The Company shall not close its books
against the transfer of the Conversion Stock issued or issuable upon conversion of this Note in any manner which interferes with the timely conversion of this Note. The Company shall assist and cooperate with any holder of this Note required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Note (including, without limitation, making any filings required to be made by the Company).

                           (v)      The Company shall at all times reserve and
keep available out of its authorized but unissued shares of the Conversion Stock, solely for the purpose of issuance upon the conversion of this Note, such number of shares of Conversion Stock issuable upon the conversion of this outstanding Note. All shares of stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, charges and pre-emptive rights. The Company shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange, quotation system or over-the-counter market upon which shares of such Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

         5. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

         6. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

                  "Conversion Date" means the Phase III Notice Date (as defined in the License Agreement).

                  "Conversion Price" means the AER Stock Price (as defined in the License Agreement).

                  "Conversion Stock" means shares of the Company's common stock, no par value.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         7. Cancellation. After all principal owed on this Note has been paid in full or satisfied by conversion into Conversion Stock, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

         8. Payments. All payments to be made to the Holder shall be made in the lawful money of the United States of America in immediately available funds.

         9. Place of Payment. Payments of principal and certificates representing shares of Conversion Stock shall be delivered to the following address:

                           Rayovac Corporation
                           601 Rayovac Drive
                           Madison, Wisconsin 53711
                           Attn: Chief Financial Officer

or to such other address or to the attention of such other person as specified by prior written notice to the Company.

         10. Business Days. If any payment is due, or any time period for giving notice or taking action expires, on a day which is a Saturday, Sunday or legal holiday in the State of New York, the payment shall be due and payable on, and the time period shall automatically be extended to, the next business day immediately following such Saturday, Sunday or legal holiday.

                  IN WITNESS WHEREOF, the Company has executed and delivered this Note on April __, 2001.

                                             AER ENERGY RESOURCES, INC.


                                             By
                                               ---------------------------------

                                             Its
                                                --------------------------------

Attest:


--------------------------

                                    EXHIBIT J

                              FORM OF AGREEMENT OF
                MICHAEL CHEIKY AND DREISBACH ELECTROMOTIVE, INC.

                                    AGREEMENT

         For $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Michael Cheiky, a California resident ("Cheiky") and Dreisbach Electromotive, Inc., an Ohio corporation ("DEMI") (Cheiky and DEMI being referred to collectively as the "Licensors") hereby agree as follows for the benefit of AER Energy Resources, Inc., a Georgia corporation ("AER") and Rayovac Corporation, a Wisconsin corporation ("RAYOVAC"):

                              Background Statement

         AER, Cheiky and DEMI are parties to a License Agreement dated as of July 19, 1989 (the "Original License Agreement"), which has been amended by the following agreements: DEMI/AER Air Manager Agreement dated as of January 16, 1992; Amended and Restated DEMI/AER Air Manager Agreement dated as of October 15, 1993; Consent to Partial Assignment of Royalties and Amendment No. 2 to License Agreement dated as of October 15, 1993 and Amendment No. 3 to License Agreement and Termination of Technology Assignment Agreement dated as of December 26, 1995, all by and among AER, Cheiky and DEMI (the Original License Agreement and such amendments and supplementary agreements are herein referred to collectively as the "DEMI License"). AER and RAYOVAC contemplate entering into a License and Development Agreement in substantially the form attached to this Agreement (the "AER/RAYOVAC License"). Among other things, the AER/RAYOVAC License provides for AER to license certain intellectual property rights to RAYOVAC, including technology licensed to AER pursuant to the DEMI License. This Agreement is being executed by the Licensors to provide certain modifications to the DEMI License related to AER's sublicense to RAYOVAC of the technology licensed to AER pursuant to the DEMI License.

                            The Licensors' Agreement

         1. No Objections. The Licensors confirm that they have reviewed the AER/RAYOVAC License and neither has any objection to the provisions of the AER/RAYOVAC License or AER's execution and delivery of the AER/RAYOVAC License.

         2. Non-Applicability of Certain Provisions. Section 11, the third sentence of Section 15, and Sections 17 and 18 of the DEMI License shall not apply to RAYOVAC, as a Sublicensee under the DEMI License.

         3. No Rights. Notwithstanding any provisions of the DEMI License to the contrary: (a) DEMI and Cheiky each shall have no rights to any Program Technology (as "Program Technology" is defined in the AER/RAYOVAC License) or any of RAYOVAC's other proprietary technology, and (b) the last sentence of Section 1(e) and the proviso to Section 2(a) of the DEMI License shall not apply to RAYOVAC, and (c) with respect to products which RAYOVAC or any of its Sublicensees manufactures, makes, has made, uses, sells, offers to sell or leases, DEMI or the Shareholders' Agent (as defined in the DEMI License) shall be paid royalties by AER under the DEMI License through July 19, 2004, only with respect to Net Sales Value (as defined in the AER/RAYOVAC License) for which RAYOVAC pays AER, and through July 19, 2004, AER will pay royalties to DEMI or the Shareholders' Agent at a rate of four percent (4%) of such Net Sales Value with respect to all Net Sales Value with respect to which RAYOVAC or any of its Sublicensees pays AER under the AER/RAYOVAC License. After July 19, 2004, no royalties will be owed by AER under the DEMI License. AER will use its best efforts to cause RAYOVAC to pay to AER all amounts owed by RAYOVAC to AER under the AER/RAYOVAC License. DEMI and Cheiky acknowledge and agree that under the DEMI License, AER and not its Sublicensees is responsible for paying royalties to DEMI; provided, however, that in the event RAYOVAC breaches the AER/RAYOVAC License by failing to pay royalties to AER in accordance with the provisions of the AER/RAYOVAC License and AER fails to cause RAYOVAC to meet its royalty obligations under the AER/RAYOVAC License within 60 days after the breach by RAYOVAC, (i) DEMI shall be entitled to proceed directly against RAYOVAC to recover any amounts owed by AER to DEMI under the DEMI License, and (ii) DEMI shall retain all rights under applicable law to seek damages and injunctive relief from RAYOVAC for RAYOVAC's use of patents and other Aerobic Power Technology (as defined in the DEMI License) owned by DEMI.

         4. Indemnification. RAYOVAC and AER shall each, severally but not jointly, defend, hold harmless and indemnify DEMI and its past, present and future directors, officers, employees, affiliates, successors and assigns, during the term of this Agreement and thereafter from and against any and all liability, costs and expenses (collectively "Costs") arising out of (i) the death or injury to any person or persons or damage to property resulting from any negligence, fault or defect in the manufacture or design of products or components manufactured by or for RAYOVAC or AER, respectively; or (ii) its failure to comply with relevant laws, rules, regulations, ordinances, permits or governmental licenses. DEMI shall promptly notify RAYOVAC or AER or both, as appropriate, in writing after notice of such claim is received, and shall give RAYOVAC or AER or both, as appropriate, reasonable assistance at RAYOVAC's or AER's expense, respectively, in the defense of such claim. Upon receipt of notice, whether formal or informal, direct or indirect, of any action for which indemnification may be available under this Section 4, the party receiving notice shall notify the other or others and their senior management shall meet to discuss how to handle the matter.

         5. RAYOVAC Rights Continue. If AER ceases operations or terminates or proposes to terminate the AER/RAYOVAC License, or if the DEMI License is rejected in any proceeding under the United States Bankruptcy Code or other insolvency laws, Cheiky and DEMI shall allow RAYOVAC to maintain in force the licenses set forth in Sections 3.2 and 3.5 of the AER/RAYOVAC License and shall take no action to impair RAYOVAC's licenses set forth in Sections 3.2 and
3.5 of the AER/RAYOVAC License, upon payment directly to DEMI of the royalties set forth in the DEMI License which would be payable to DEMI by AER under the DEMI License with respect to products sold by RAYOVAC under the AER/RAYOVAC License.

         6. Future Amendments to DEMI License. During the term of the AER/RAYOVAC License, AER, Cheiky and DEMI agree that the DEMI License will not be amended or modified in a manner which adversely effects RAYOVAC without the written consent of RAYOVAC, which consent shall not be withheld unreasonably.

         7. No Other Changes. DEMI, Cheiky and AER agree that except as modified above, the DEMI License remains in full force and effect.

         Executed and delivered on April ___, 2001.


                                             -----------------------------------
                                             Michael Cheiky

                                             DREISBACH ELECTROMOTIVE, INC.


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------

Accepted and agreed:

AER ENERGY RESOURCES, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


RAYOVAC CORPORATION


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------